                                                                King & Spalding
                                                                Draft 2/28/96



================================================================================


                            PARTICIPATION AGREEMENT

                                (DELTA 1994-1)

                                  dated as of

                                 April 1, 1994

                   Amended and Restated as of March 1, 1996

                                     among

                       DELTA AIR LINES, INC., as Lessee,

                                      and

                           ________________________,
                             as Owner Participant,

                                      and

         THE MITSUBISHI TRUST AND BANKING CORPORATION, NEW YORK BRANCH as Interim Refinancing Loan Participant,

                                      and

                           WILMINGTON TRUST COMPANY,
                               as Owner Trustee,

                                      and

                             THE BANK OF NEW YORK,
                             as Indenture Trustee

                                      and

                             THE BANK OF NEW YORK,
                            as Pass Through Trustee


                         ____________________________




          SALE AND LEASEBACK OF ONE MCDONNELL DOUGLAS MD-11 AIRCRAFT



================================================================================

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SECTION 1.     Issuance of Pass Through Certificates;
               Refunding of the Original Loan Certificate...................  10

SECTION 2.     Certificates.................................................  13

SECTION 3.     Conditions Precedent.........................................  13

SECTION 4.     Extent of Interest of Interim Refinancing
               Loan Participant.............................................  21

SECTION 5.     Intentionally Left Blank.....................................  21

SECTION 6.     Lessee's Representations, Warranties and
               Indemnities..................................................  21

SECTION 7.     Representations, Warranties and
               Covenants....................................................  43

SECTION 8.     Other Documents..............................................  52

SECTION 9.     Benefits of Certain Obligations..............................  54

SECTION 10.    Intentionally Left Blank.....................................  54

SECTION 11.    Liabilities of the Owner Participant and
               the Indenture Trustee........................................  54

SECTION 12.    Covenants of the Lessee......................................  55

SECTION 13.    Owner for All Purposes.......................................  59

SECTION 14.    Expenses.....................................................  59

SECTION 15.    Miscellaneous................................................  61

SECTION 16.    Assignment By Owner Participant..............................  66

SECTION 17.    Confidentiality..............................................  69

SECTION 18.    Certain Obligations of the Owner
               Participant..................................................  70

SECTION 19.    Change of Registration of the Aircraft.......................  70

SECTION 20.    Refinancing..................................................  73

SECTION 21.    Section 1110 Compliance......................................  75

SECTION 22.    Certain Investments..........................................  75

SCHEDULE A     -  Owner Participant Information

SCHEDULE B     -  Notice and Payment Instructions
                  Relating to Owner Participant

SCHEDULE C     -  Pass Through Certificate Information

ANNEX I        -  Description of Trust Indenture
                  and Security Agreement and Lease
                  Agreement, as Previously Entered Into

ANNEX II       -  Notice Addresses

                            PARTICIPATION AGREEMENT
                                (DELTA 1994-1)


          This PARTICIPATION AGREEMENT (DELTA 1994-1) is entered into as of April 1, 1994, as amended and restated as of March 1, 1996 (the "Participation Agreement" or "Agreement"), by and among DELTA AIR LINES, INC., as Lessee, ________________________, as Owner Participant, THE MITSUBISHI TRUST AND BANKING CORPORATION, NEW YORK BRANCH, as Interim Refinancing Loan Participant, WILMINGTON TRUST COMPANY, not in its individual capacity except as otherwise expressly provided herein, but solely as owner trustee, as Owner Trustee, THE BANK OF NEW YORK, not in its individual capacity, except as otherwise provided herein, but solely as indenture trustee, as Indenture Trustee and THE BANK OF NEW YORK, not in its individual capacity, except as otherwise provided herein, but solely as Pass Through Trustee:


                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, capitalized terms used but not defined in the Recitals shall have the respective meanings set forth or referred to below;

          WHEREAS, the Lessee, the Owner Participant, The Sumitomo Bank Limited, Atlanta Agency, as Original Loan Participant (the "Original Loan Participant"), the Owner Trustee and the Original Indenture Trustee entered into a Participation Agreement, dated as of April 1, 1994 (as amended, as described below, the "Original Participation Agreement"), providing for the sale and leaseback of the Aircraft that was delivered on the Delivery Date;

          WHEREAS, the Lessee, the Owner Participant, the Original Loan Participant, the Owner Trustee, the Original Indenture Trustee and the Interim Refinancing Loan Participant entered into Amendment No. 1 to Participation Agreement (Delta 1994-1), dated as of March 28, 1995 (the "First Amendment to Participation Agreement"), pursuant to which the Owner Trustee issued the Interim Refinancing Loan Certificate to the Interim Refinancing Loan Participant;

          WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, the Owner Participant entered into a Trust Agreement relating to the Aircraft, dated as of April 1, 1994 (the "Original Trust Agreement"), with Wilmington Trust Company in its individual capacity, pursuant to which the Owner Trustee agreed, among other things, to hold the Trust Estate (as defined in the Trust Agreement) in trust for the benefit of the Owner Participant;

          WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, the Owner Trustee and the Original Indenture Trustee entered into a Trust Indenture and Security Agreement relating to the Aircraft, dated as of April 1, 1994 (as amended, as described below, the "Original Indenture"), for the benefit of the Original Loan Participant, pursuant to which the Owner Trustee issued to the Original Loan Participant a certificate as evidence of the loan made by the Original Loan Participant to the Owner Trustee, the proceeds of which were used to pay a portion of Lessor's Cost (the "Original Loan Certificate");

          WHEREAS, the Owner Trustee and the Original Indenture Trustee executed and delivered the First Amendment to Trust Indenture and Security Agreement (Delta 1994-1) dated as of November 16, 1994, to amend a definition contained in the Original Indenture, which amendment was not filed for recordation with the FAA;

          WHEREAS, concurrently with the execution and delivery of the First Amendment to Participation Agreement, the Owner Trustee and the Original Indenture Trustee entered into Amendment No. 2 to Trust Indenture and Security Agreement (Delta 1994-1), dated as of March 28, 1995, for the purpose of authorizing a replacement Loan Certificate in the principal amount of $79,600,000 (the "Interim Refinancing Loan Certificate");

          WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, the Owner Trustee and the Lessee entered into a Lease Agreement relating to the Aircraft, dated as of April 1, 1994 (as amended, as described below, the "Original Lease"), whereby, subject to the terms and conditions set forth therein, the Owner Trustee agreed to lease the Aircraft to the Lessee, and the Lessee agreed to lease the Aircraft from the Owner Trustee, such leasing of the Aircraft being evidenced by the execution and delivery of the Lease Supplement;

          WHEREAS, concurrently with the execution and delivery of the First Amendment to Participation Agreement, the Owner Trustee and the Lessee entered into Amendment No. 1 to Lease Agreement (Delta 1994-1), dated as of March 28, 1995, for the purpose of setting forth adjustments to percentages for Basic Rent, EBO Percentage, Stipulated Loss Value and Termination Value, as set forth in the Original Lease to reflect the issuance of the Interim Refinancing Loan Certificate;

          WHEREAS, The Bank of New York, a New York banking corporation, acquired the corporate trust businesses of NationsBank of Georgia, National Association, and NationsBank of South Carolina, National Association, as of December 4, 1995, whereupon it became the successor to the Original Indenture Trustee and Pass Through Trustee in accordance with the terms of the Original Indenture and the Pass Through Agreement;

          WHEREAS, Section 20 of the Original Participation Agreement permits the prepayment of the Interim Refinancing Loan Certificate pursuant to the Original Indenture in connection with any refinancing of such Interim Refinancing Loan Certificate and Section 3(c) of the Original Lease contemplates the adjustment of the percentages for Basic Rent, Stipulated Loss Value, Termination Value and the EBO Percentage in the event of such a refinancing, and the Lessee has requested the Owner Trustee, and the Owner Trustee as directed by the Owner Participant has agreed, to effect such a refinancing, repayment and adjustment;

          WHEREAS, in order to facilitate such refinancing, the Lessee is concurrently entering into an Underwriting Agreement, which relates to, among other things, two Series of Pass Through Certificates to be issued by two Pass Through Trusts each of which is formed to acquire the Certificates bearing a particular interest rate and having a particular Maturity that will be issued under the Indenture;

          WHEREAS, on the Pass Through Closing Date, a closing will occur with respect to the public offering of the Pass Through Certificates issued by each Pass Through Trust, the proceeds from which will be used, in part, by the Pass Through Trustee to purchase for each such Pass Through Trust the Certificates of the interest rate and Maturity applicable thereto, which proceeds in turn will be applied to the prepayment in full of the outstanding principal amount of the Interim Refinancing Loan Certificate;

          WHEREAS, the Lessee has requested that, concurrently with the refinancing to be effected pursuant to this Participation Agreement, the percentages for Basic Rent, Stipulated Loss Value, Termination Value and the EBO Percentage set forth in the Original Lease be adjusted;

          WHEREAS, the Lessee, the Owner Participant, the Owner Trustee, the Interim Refinancing Loan Participant and the Indenture Trustee have agreed to amend and restate, and to add the Pass Through Trustee as a party to, the Original Participation Agreement;

          WHEREAS, the Lessee, the Owner Participant, the Owner Trustee, the Interim Refinancing Loan Participant and the Indenture Trustee have agreed, to the extent they are a party thereto, to amend and restate the Original Indenture, to amend and restate the Original Lease, to amend and restate the Original Indemnity Agreement and to amend and restate the Original Trust Agreement, each such amendment and restatement to be executed and delivered simultaneously with the purchase of the Certificates by the Pass Through Trustee for the Pass Through Trusts; and

          WHEREAS, FSC is an Affiliate of the Owner Participant and is a foreign sales corporation, as defined in Section 922 of the Code, acting as a commission agent on behalf of the Owner Participant with respect to the Lease.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree that the Original Participation Agreement be and the same hereby is amended and restated in its entirety as follows:

          For the purposes hereof, the following terms shall have the following meanings when used herein (which definitions are used herein in their singular or plural form as the context may require):

          "Act" has the meaning specified in the Lease.
           ---

          "Affiliate" has the meaning specified in the Lease.
           ---------

          "Aircraft" has the meaning specified in the Lease.
           --------

          "Airframe" has the meaning specified in the Lease.
           --------

          "Bankruptcy Default" has the meaning specified in the Lease.
           ------------------

          "Basic Rent" has the meaning specified in the Lease.
           ----------

          "Basic Term" has the meaning specified in the Lease.
           ----------

          "Basic Term Commencement Date" has the meaning specified in the Lease.
           ----------------------------

          "Bills of Sale" means, collectively, the full warranty bill of sale
           -------------
for the Aircraft, executed by the Lessee in favor of the Owner Trustee, dated the Delivery Date and specifically referring to each Engine, as well as to the Airframe, constituting a part of such Aircraft and the AC Form 8050-2 Bill of Sale for the Aircraft, executed by the Lessee in favor of the Owner Trustee and dated the Delivery Date.

          "Break Cost" has the meaning specified in the Original Indenture.
           ----------

          "Business Day" has the meaning specified in the Lease.
           ------------

          "Certificates" means the Equipment Trust Certificates (Delta 1994-1),
           ------------
issued by the Owner Trustee pursuant to the Indenture and any certificate issued in exchange therefor or replacement thereof pursuant to the Indenture.

          "Citizen of the United States" has the meaning specified in the Lease.
           ----------------------------

          "Closings" has the meaning specified in Section 1(f) hereof.
           --------

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time.

          "Commitment" means the amount of the participation by the Owner
           ----------
Participant and the Indenture Trustee (on behalf of the Holders) in the financing of the Owner Trustee's payment of Lessor's Cost with respect to the Aircraft, as specified in Item 1 and Item 2 of Schedule A hereto.

          "Cut-off Date" means the Pass Through Closing Date.
           ------------

          "Debt Rate" means the weighted average rate of interest payable on the
           ---------
Certificates issued pursuant to the Indenture on the Refunding Date.

          "Default" has the meaning specified in the Lease.
           -------

          "Delayed Delivery Notice" means a certificate signed by a Responsible
           -----------------------
Officer of the Lessee (i) requesting that the Pass Through Trustee temporarily delay purchase of the Certificates to a date later than the Pass Through Closing Date, (ii) stating the amount of the purchase price of each such Certificate and the aggregate purchase price of all such Certificates, (iii) stating the reasons for such delay and (iv) either (1) setting or resetting the Refunding Date (which shall be on or prior to the Cut-off Date), or (2) indicating that such Refunding Date will be set by subsequent written notice not less than three Business Days prior to such new Refunding Date (which shall be on or prior to the Cut-off Date).

          "Delivery Date" has the meaning specified in the Lease.
           -------------

          "EBO Date" has the meaning specified in Item 5 of Schedule A hereto.
           --------

          "EBO Percentage" has the meaning specified in Item 6 of Schedule A
           --------------
hereto.

          "Engine" has the meaning specified in the Lease.
           ------

          "Engine Manufacturer" has the meaning specified in the Lease.
           -------------------

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time.

          "Estimated Expense Amount" has the meaning specified in Section 14
           ------------------------
hereof.

          "Event of Default" has the meaning specified in the Lease.
           ----------------

          "Event of Loss" has the meaning specified in the Lease.
           -------------

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.
           ------------

          "FAA" means the Federal Aviation Administration or its successors.
           ---

          "FSC" means Larkspur International Sales, Inc., a Virgin Islands
           ---
foreign sales corporation.

          "Holder" has the meaning specified in the Indenture.
           ------

          "Indemnitee" has the meaning specified in Section 6(b) of this
           ----------
Agreement.

          "Indemnity Agreement" means the Indemnity Agreement (Delta 1994-1)
           -------------------
dated as of April 1, 1994 between the Lessee and the Owner Participant, as amended and restated as of March 28, 1995 and as amended and restated as of March 1, 1996, as amended and supplemented from time to time.

          "Indenture" means the Trust Indenture and Security Agreement (Delta
           ---------
1994-1) dated as of April 1, 1994, as amended and restated as of March 1, 1996, between the Indenture Trustee and the Owner Trustee, in their respective individual capacities only as expressly provided therein and otherwise solely as trustees, as amended and supplemented from time to time, including as supplemented by the Trust Agreement and Trust Indenture Supplement.

          "Indenture Estate" has the meaning specified in the Indenture.
           ----------------

          "Indenture Event of Default" has the meaning specified in the
           --------------------------
Indenture.

          "Indenture Trustee" means The Bank of New York, a New York banking
           -----------------
corporation, not in its individual capacity but solely in its capacity as Indenture Trustee under the Indenture, unless expressly stated herein or therein, and its permitted successors and assigns as trustee thereunder.

          "Indenture Trustee's Lien" has the meaning specified in the Lease.
           ------------------------

          "Interim Refinancing Loan Certificate" has the meaning specified in
           ------------------------------------
the seventh recital hereto.

          "Interim Refinancing Loan Participant" means The Mitsubishi Trust and
           ------------------------------------
Banking Corporation, New York Branch.

          "Lease" means the Lease Agreement (Delta 1994-1) dated as of April 1,
           -----
1994, as amended by Amendment No. 1 to Lease Agreement (Delta 1994-1), dated as of March 28, 1995, and as amended and restated as of March 1, 1996, between the Owner

Trustee and the Lessee, as amended and supplemented from time to time, including as supplemented by the Lease Supplement.

          "Lease Supplement" has the meaning specified in the Lease.
           ----------------

          "Lessee" means Delta Air Lines, Inc., a Delaware corporation, and its
           ------
permitted successors and assigns.

          "Lessor" has the meaning specified in the Lease.
           ------

          "Lessor's Cost" means the amount set forth in Item 4 of Schedule A
           -------------
hereto.

          "Lessor's Lien" has the meaning specified in the Lease.
           -------------

          "Lien" has the meaning specified in the Lease.
           ----

          "Manufacturer" means McDonnell Douglas Corporation, a Maryland
           ------------
corporation, and its successors and assigns.

          "Maturity" has the meaning specified in the Indenture.
           --------

          "Net Economic Return" has the meaning specified in the Lease.
           -------------------

          "Operative Documents" has the meaning specified in the Lease.
           -------------------

          "Original Documents" has the meaning specified in the Lease.
           ------------------

          "Original Indemnity Agreement" means the Indemnity Agreement (Delta
           ----------------------------
1994-1) between the Lessee and the Owner Participant dated as of April 1, 1994, as amended and restated as of March 28, 1995.

          "Original Indenture" has the meaning specified in the fifth recital
           ------------------
hereto, as described in Annex I hereto.

          "Original Indenture Trustee" means NationsBank of Georgia, National
           --------------------------
Association, a national banking association.

          "Original Lease" has the meaning specified in the eighth recital
           --------------
hereto, as described in Annex I hereto.

          "Original Loan Certificate" has the meaning specified in the fifth
           -------------------------
recital hereto.

          "Original Participation Agreement" has the meaning specified in the
           --------------------------------
second recital hereto.

          "Original Trust Agreement" has the meaning specified in the fourth
           ------------------------
recital hereto.

          "Owner Participant" means ________________________, a California
           -----------------
corporation, and each permitted successor and assign thereof pursuant to Section 16 hereof and Section 9.01 of the Trust Agreement.

          "Owner Participant's Lien" has the meaning specified in the Lease.
           ------------------------

          "Owner Trustee" means Wilmington Trust Company, a Delaware banking
           -------------
corporation, not in its individual capacity, except as expressly stated in the Operative Documents to which it is a party, but solely in its capacity as Owner Trustee under the Trust Agreement, and its successors and assigns as trustee thereunder.

          "Parts" has the meaning specified in the Lease.
           -----

          "Pass Through Agreement" means the Pass Through Trust Agreement dated
           ----------------------
as of August 1, 1992, between the Lessee and the Pass Through Trustee, as such Pass Through Agreement may be modified, supplemented or amended from time to time in accordance with the provisions thereof.

          "Pass Through Certificate" means any of the 1996 Pass Through
           ------------------------
Certificates, Series A1 or 1996 Pass Through Certificates, Series A2, in each case as issued by the related Pass Through Trust; and "Pass Through Certificates" means all of the Pass Through Certificates issued by each of the Pass Through Trusts.

          "Pass Through Closing Date" means the Business Day on which the sale
           -------------------------
of the Pass Through Certificates to the Underwriters pursuant to the Underwriting Agreement takes place.

          "Pass Through Trust" means Delta Air Lines Pass Through Trust, 1996-A1
           ------------------
or Delta Air Lines Pass Through Trust, 1996-A2, in each case formed pursuant to the related Series Supplement in accordance with the Pass Through Agreement; and "Pass Through Trusts" means both of such Pass Through Trusts.

          "Pass Through Trustee" means The Bank of New York, a New York banking
           --------------------
corporation, not in its individual capacity, except as expressly otherwise provided herein, but solely in its capacity as Pass Through Trustee under the Pass Through Agreement and each Pass Through Trust, and its successors and permitted assigns as Pass Through Trustee thereunder.

          "Past Due Rate" has the meaning specified in the Lease.
           -------------

          "Payment Default" has the meaning specified in the Lease.
           ---------------

          "Permitted Lien" has the meaning specified in the Lease.
           --------------

          "Plan" means an employee benefit plan (within the meaning of Section
           ----
3(3) of ERISA and including any multi-employer plan within the meaning of
Section 3(37) (A) of ERISA) which has been established or maintained, or to which contributions are or have been made, by the Lessee or an Affiliate in which the Lessee has a beneficial ownership interest of at least 50%.

          "Purchase Agreement" has the meaning specified in the Purchase
           ------------------
Agreement Assignment.

          "Purchase Agreement Assignment" has the meaning specified in the
           -----------------------------
Lease.

          "Recapture Period" has the meaning specified in the Lease.
           ----------------

          "Refunding Date" means a Business Day on or prior to the Cut-off Date
           --------------
on which the refunding of the Interim Refinancing Loan Certificate occurs, the expected date thereof specified by the Lessee in a written or telephone notice given to the parties hereto and the Underwriters at least two Business Days prior to such expected Refunding Date.

          "Refunding Certificates" has the meaning specified in Section 20(c) of
           ----------------------
this Agreement.

          "Renewal Term" has the meaning specified in the Lease.
           ------------

          "Responsible Officer" means the president or any other officer with
           -------------------
authority of at least a vice president; or, in the case of the Indenture Trustee, an officer or assistant officer of the Indenture Trustee in its Corporate Trust Lease Administration Department; or, in the case of the Owner Trustee, an officer of the Owner Trustee in its Corporate Trust Administration department, except for the purposes of Section 15(i)(E) hereof where "Responsible Officer" means the president or any other officer with authority of at least a vice president.

          "SEC" means the Securities and Exchange Commission.
           ---

          "Securities Act" means the Securities Act of 1933, as amended.
           --------------

          "Seller" means The Victoria MD-11 Trust, a Delaware business trust.
           ------

          "Series Supplement" means the Series Supplement 1996-A1 to be executed
           -----------------
and delivered by the Lessee and the Pass Through Trustee or the Series Supplement 1996-A2 to be executed and delivered by the Lessee and the Pass Through Trustee in each case as amended and supplemented from time to time; and "Series Supplements" means both of such Series Supplements.

          "Stipulated Loss Value" has the meaning specified in the Lease.
           ---------------------

          "Supplemental Rent" has the meaning specified in the Lease.
           -----------------

          "Term" has the meaning specified in the Lease.
           ----

          "Termination Value" has the meaning specified in the Lease.
           -----------------

          "Trust Agreement" means the Trust Agreement (Delta 1994-1) dated as of
           ---------------
April 1, 1994, as amended and restated as of March 1, 1996, between Wilmington Trust Company and the Owner Participant, as amended and supplemented from time to time, including as supplemented by the Trust Agreement and Trust Indenture Supplement.

          "Trust Agreement and Trust Indenture Supplement" has the meaning
           ----------------------------------------------
specified in the Lease.

          "Trust Estate" has the meaning specified in the Trust Agreement.
           ------------

          "Trust Indenture Act" means the Trust Indenture Act of 1939, as
           -------------------
amended.

          "UCC" has the meaning specified in Section 3(b) hereof.
           ---

          "Underwriters" means the several Underwriters named in the
           ------------
Underwriting Agreement.

          "Underwriting Agreement" means the Pricing Agreement among the Lessee,
           ----------------------
Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co. dated ________ __, 1996 incorporating the Underwriting Agreement Standard Terms relating to the purchase by such Underwriters of the Pass Through Certificates on the Pass Through Closing Date.

          Section 1.  Issuance of Pass Through Certificates; Refunding of the
                      -------------------------------------------------------
Interim Refinancing Loan Certificate.  In order to effect the agreed upon
------------------------------------
refunding:

          (a) On or before the Pass Through Closing Date, the Pass Through Trustee and the Lessee, in accordance with the Pass Through Agreement, shall enter into the Series Supplements, and, subject to the terms and conditions set forth herein and therein, on the Pass Through Closing Date (i) the Lessee shall direct the Underwriters to execute a wire transfer or intra-bank transfer to the Pass Through Trustee in the amount of the total proceeds payable pursuant to the Underwriting Agreement with respect to the Pass Through Certificates and (ii) the Pass Through Trustee shall deliver the Pass Through Certificates to the Underwriters upon receipt by the Pass Through Trustee of such proceeds.

          If the Pass Through Closing Date is not the Refunding Date, the Pass Through Trustee shall transfer the proceeds received from the Underwriters to be applied to the purchase of the Certificates in accordance with the procedures set forth or incorporated in the Series Supplements. On the Refunding Date, upon the satisfaction or waiver of the conditions set forth herein and in accordance with this Section 1, the Pass Through Trustee, on behalf of each Pass Through Trust, shall purchase the Certificates of the Maturity and having the interest rate that relates to such Pass Through Trust and the Indenture Trustee shall deliver such Certificates to the Pass Through Trustee.

          (b) Subject to the satisfaction or waiver of the conditions set forth herein, on the Refunding Date:

               (i) for each Pass Through Trust, from the proceeds of the sale of the related Pass Through Certificates, the Pass Through Trustee shall pay on behalf of the Owner Trustee in the manner specified in subsection (ii) below, an amount equal to the principal amount of the Certificate of the Maturity and having the interest rate that relates to such Pass Through Trust, which amounts in the aggregate shall equal the aggregate principal amount of the Certificates as specified in
          Section 2.04 of the Indenture;

              (ii) the aggregate amount payable by the Pass Through Trustee pursuant to subsection (i) above shall be payable by wire transfer or intra-bank transfer in favor of the Indenture Trustee on behalf of the Owner Trustee in the amount of the principal amount of the Interim Refinancing Loan Certificate, plus accrued and unpaid interest thereon to but excluding the Refunding Date;

             (iii) the Lessee shall on behalf of the Owner Trustee execute a wire transfer or intra-bank transfer in favor of the Indenture Trustee as a payment of Supplemental Rent any Break Cost required to be paid pursuant to Section 2.11(c) of the Original Indenture;

              (iv) the Indenture Trustee shall apply the amounts received by it under Section 1(b)(ii)(A) above and Section 1(b)(iii) above to prepay the Interim Refinancing Loan Certificate in accordance with Sections
          2.11 and 2.12 of the Original Indenture; and

               (v) the Owner Trustee shall cause the Certificates to be delivered to the Pass Through Trustee in accordance with Section 2 hereof.

          On or prior to the Refunding Date, the parties hereto shall execute and deliver, to the extent they are parties thereto, and consent to the execution and delivery of (if they are not a party thereto), the Indenture, the Lease, the Indemnity Agreement and the Trust Agreement, and the Owner Trustee shall execute and deliver to the Indenture Trustee for authentication, and the Indenture Trustee shall authenticate and deliver to the Pass Through Trustee, upon the request of the Owner Trustee, the Certificates as provided in Section 2 hereof. The Owner Participant hereby requests and directs the Owner Trustee to execute and deliver this Agreement and, subject to the terms hereof, to take the actions specified in Sections 1 and 2 hereof to be taken on the Refunding Date. The Interim Refinancing Loan Participant by its execution and delivery hereof, requests and directs the Indenture Trustee to execute and deliver this Agreement and, subject to the terms hereof, to take the actions contemplated herein. The Interim Refinancing Loan Participant confirms that, as provided in Section 2.07 of the Original Indenture, upon payment in full of the principal amount, Break Cost, if any, and interest on and all other amounts due under the Interim Refinancing Loan Certificate and all other sums then payable to the Interim Refinancing Loan Participant under the Original Documents, it shall have no further interest in, or other right with respect to, the Indenture Estate and, accordingly, has no obligation to, and will not attempt to direct any future actions of the Indenture Trustee with respect to the Indenture Estate, provided that the rights and obligations of the Interim Refinancing Loan Participant shall, until the payment of such amounts on the Refunding Date, be governed by the Original Participation Agreement and the other Operative Documents contemplated thereby or in effect immediately prior to the effectiveness of this Agreement and shall, upon such payment and thereafter, be governed by this Agreement. The Lessee hereby consents to the foregoing.

          (c) Not less than two Business Days prior to the Refunding Date, the Interim Refinancing Loan Participant shall give notice in writing to the parties hereto of the principal amount, Break Cost, if any, and interest on and all other amounts due on the Refunding Date under the Interim Refinancing Loan Certificate and all other sums payable on the Refunding Date to the Interim Refinancing Loan Participant under the Original Documents, such notice to be deemed final and binding on the Interim Refinancing Loan Participant when given; provided that the expected Refunding Date, at the time such notice is given, is the same as the Refunding Date.

          (d) On the Refunding Date, subject to (i) the giving of at least three Business Days' prior written notice to the Indenture Trustee and the Interim Refinancing Loan Participant pursuant to Section 2.12(a) of the Original Indenture, (ii) the receipt by the Interim Refinancing Loan Participant of the funds referred to in Section 1(b) above and (iii) compliance with the provisions of Sections 2.11 and 2.12 of the Original Indenture, the Interim Refinancing Loan Participant shall deliver the Interim Refinancing Loan Certificate to the Indenture Trustee for cancellation and delivery to the Owner Trustee, which delivery by the Interim Refinancing Loan Participant will constitute an acknowledgment by the Interim Refinancing Loan Participant that it has no further interest in, or right with respect to, the Indenture Estate.

          (e) If, on or prior to the Pass Through Closing Date, the Lessee delivers to the Pass Through Trustee, the Indenture Trustee, the Owner Trustee and the Owner Participant a Delayed Delivery Notice relating to the Certificates, the Refunding Date shall be postponed to the Business Day specified in or to be specified in accordance with such Delayed Delivery Notice. On such later Refunding Date, the refunding of the Interim Refinancing Loan Certificate shall occur in accordance with the requirements of this Section 1, and the Lessee shall, on the Initial Regular Distribution Date (as such term is defined in the related Series Supplement) for each Pass Through Trust, pay in immediately available funds to the Pass Through Trustee for each such Pass Through Trust an amount equal to the interest that would have accrued on the Certificates purchased by such Pass Through Trust after the Pass Through Closing Date if such Certificates had been issued and purchased on such Pass Through Closing Date, from such Pass Through Closing Date to, but not including, the Refunding Date on which such Certificates were so purchased.

          (f) The closing with respect to the acquisition of the Pass Through Certificates by the Underwriters and the closing with respect to the refunding of the Interim Refinancing Loan Certificate (together, the "Closings") shall take place at the offices of King & Spalding, 120 West 45th Street, New York, New York.

          (g) All payments pursuant to this Section 1 shall be made in immediately available funds.

          Section 2.  Certificates.  On the Refunding Date, the Owner Trustee
                      -------------
shall execute and deliver to the Indenture Trustee, and the Indenture Trustee shall authenticate and deliver, upon the request of the Owner Trustee, to the Pass Through Trustee for each Pass Through Trust, the Certificate specified for such Pass Through Trust on Schedule C attached hereto, which (i) shall be issued in the principal amount and in the Maturity set forth for such Certificate in Schedule C hereto, (ii) shall bear interest at the interest rate set forth for such Certificate in Schedule C hereto, (iii) shall be issued in such form and on such terms as are specified in the Indenture, (iv) shall be dated and authenticated as of the Refunding Date and shall bear interest therefrom and (v) shall be registered in the name of the Pass Through Trustee on behalf of such Pass Through Trust.

          Section 3.  Conditions Precedent.  The obligations of the Owner
                      ---------------------
Trustee, the Owner Participant, the Lessee, the Indenture Trustee and the Pass Through Trustee on behalf of each Pass Through Trust to participate in the transactions contemplated hereby on the Refunding Date are subject to the fulfillment, prior to or on the Refunding Date, of the following conditions precedent:

          (a) The following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto and shall be in full force and effect, and executed counterparts of each thereof shall have been delivered in sufficient numbers for each party hereto and each of their respective special counsel (the sole executed original Lease having been delivered to the Indenture Trustee); provided that only the Owner Participant
                                     --------
and the Lessee shall receive the Indemnity Agreement or any copies thereof:

               (i)  this Agreement;

              (ii)  the Lease;

             (iii)  the Trust Agreement;

              (iv)  the Indenture;

               (v)  the Indemnity Agreement.

          (b) Uniform Commercial Code ("UCC") financing statements to amend each financing statement referred to in Section 4(c) of the Original Participation Agreement shall have been duly executed and filed in all places, and all other actions shall have been taken, which in the opinion of special counsel for the Owner Participant, the Indenture Trustee, the Pass Through Trustee and the Underwriters are necessary or desirable.

          (c) The Owner Trustee, the Indenture Trustee, the Pass Through Trustee, the Owner Participant, the Lessee and the Interim Refinancing Loan Participant (other than the delivering party) shall have received the following, in each case in form and substance satisfactory to it (except as the same relates to it):

               (i) a copy of the certificate of incorporation and by-laws of the Lessee and resolutions of the Board of Directors of the Lessee or the executive committee thereof, certified by the Secretary or an Assistant Secretary of the Lessee as of the Refunding Date, duly authorizing the execution, delivery and performance by the Lessee of the Original Documents to which it is a party, this Agreement, the Lease, the Indemnity Agreement, the Pass Through Agreement, the Series Supplements and any other documents executed by or on behalf of the Lessee in connection with the transactions contemplated hereby, together with an incumbency certificate as to the person or persons authorized to execute and deliver such documents on behalf of the Lessee;

              (ii) a copy of the certificate of incorporation and by-laws of the Owner Participant, each certified by the Secretary and an Assistant Secretary of the Owner Participant as of the Refunding Date, and a certification of such person as to the due authorization by the Board of Directors of the Owner Participant of the purchase by the Owner Participant of its interest in the Trust Estate and the execution, delivery and performance by the Owner Participant of the Original Documents to which it is a party, this Agreement, the Trust Agreement and the Indemnity Agreement and any other documents executed by or on behalf of the Owner Participant in connection with the transactions contemplated hereby, together with an incumbency certificate as to the person or persons authorized to execute and deliver such documents on behalf of the Owner Participant;

             (iii) a copy of the charter and by-laws of the Owner Trustee, and resolutions of the Board of Directors of the Owner Trustee or the executive committee thereof, each certified as of the Refunding Date by the Secretary or an Assistant Secretary of the Owner Trustee as of the Delivery Date, duly authorizing the execution, delivery and performance by the Owner Trustee of the Original Documents to which it is a party, this Agreement, the Indenture, the Lease, the Trust Agreement, the Certificates and any other documents executed by or on behalf of the Owner Trustee in connection with the transactions contemplated hereby, together with an incumbency certificate as to the person or persons authorized to execute and deliver such documents on behalf of the Owner Trustee;

              (iv) a copy of the articles of incorporation and by-laws of the Indenture Trustee certified by the Secretary or an Assistant Secretary of the Indenture Trustee as of the Refunding Date, which by-laws include a provision duly authorizing the execution, delivery and performance by the Indenture Trustee of the Original Documents to which it is a party, this Agreement, the Indenture and any other document executed by or on behalf of the Indenture Trustee in connection with the transactions contemplated hereby, together with an incumbency certificate as to the person or persons authorized to execute and deliver such documents on behalf of the Indenture Trustee;

               (v) a copy of the articles of incorporation and by-laws of the Pass Through Trustee certified by the Secretary or an Assistant Secretary of the Pass Through Trustee as of the Refunding Date, which by-laws include a provision duly authorizing the execution, delivery and performance by the Pass Through Trustee of this Agreement, the Pass Through Agreement, each Series Supplement, the Pass Through Certificates, and any other document executed or authenticated by or on behalf of the Pass Through Trustee in connection with the transactions contemplated hereby, together with an incumbency certificate as to the person or persons authorized to execute and deliver such documents on behalf of the Pass Through Trustee; and

              (vi) such other documents and evidence as the Interim Refinancing Loan Participant, the Indenture Trustee, the Owner Participant, the Pass Through Trustee or the Lessee may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement, the proper taking of all appropriate corporate proceedings in connection therewith and compliance with the conditions set forth in this Section 3.

          (d) On the Refunding Date, there shall have been duly issued and delivered by the Owner Trustee and authenticated by the Indenture Trustee to the Pass Through Trustee for each Pass Through Trust, against payment therefor, a Certificate substantially in the form set forth in Exhibit B to the Indenture, dated the Refunding Date and registered in the name of the Pass Through Trustee on behalf of such Pass Through Trust, in the principal amount, Maturity and interest rate set forth therefor in Schedule C hereto and otherwise as provided in Section 2.04 of the Indenture.

          (e) On the Refunding Date, no fact or condition shall exist under applicable law or regulations thereunder or interpretations thereof by appropriate regulatory authorities which, in the reasonable opinion of the Owner Participant, the Indenture Trustee, the Pass Through Trustee or their respective counsel, would make the transactions contemplated hereby illegal for such party.

          (f) On the Refunding Date, the Owner Participant, the Owner Trustee, the Indenture Trustee, the Underwriters and the Pass Through Trustee shall have received a report, with insurance certificates attached, dated the Refunding Date and each in form and substance satisfactory to the recipients, from the Lessee's independent aircraft insurance broker as to the due compliance with the terms of Section 11 of the Lease (relating to insurance).

          (g) (i) On the Refunding Date, the Owner Trustee shall have good and marketable title to the Aircraft and the Engines which are part thereof, free and clear of Liens, except the rights of the Lessee under the Lease, the Lien created by the Indenture and the Trust Agreement and Trust Indenture Supplement pursuant to the Granting Clause of the Indenture and the beneficial interest of the Owner Participant created by the Trust Agreement and the Trust Agreement and Trust Indenture Supplement and no Event of Loss, Event of Default or event which, with notice or passage of time, or both, would constitute an Event of Loss or Event of Default shall have occurred and be continuing;

          (ii) on the Refunding Date, the Aircraft shall possess a valid certificate of airworthiness in accordance with the terms of the Lease;

          (iii) on the Refunding Date, the Aircraft shall be duly registered in the name of the Owner Trustee with the FAA and the Lessee shall have permanent authority to operate the Aircraft as contemplated by the Lease;

          (iv) on the Refunding Date, the Lease, the Trust Agreement and the Indenture shall have been duly filed for recordation with the FAA pursuant to the Act;

          (v) on the Refunding Date, the Indenture Trustee, on behalf of the Holders, shall have a duly perfected first priority security interest in the Indenture Estate (subject only to Permitted Liens other than Lessor's Liens, Owner Participant's Liens and Indenture Trustee's Liens); and

          (vi) on the Refunding Date, the Owner Trustee, the Indenture Trustee, the Pass Through Trustee and the Owner Participant shall have received evidence satisfactory to it with respect to the matters covered by this paragraph (g).

          (h) On the Refunding Date, the statements set forth in this paragraph shall be true and the Owner Trustee, the Indenture Trustee, the Pass Through Trustee and the Owner Participant and its special counsel shall have received a certificate signed by a duly authorized officer of the Lessee, dated the Refunding Date, stating that (i) the representations and warranties of the Lessee contained in Section 6 hereof are made to such parties and are true and accurate on and as of such date as though made on and as of such date (except to the extent that such representations and warranties expressly relate solely to a specified earlier date, in which case such representations and warranties shall have been true and accurate on and as of such earlier date); (ii) there has been no material adverse change in the consolidated financial condition of the Lessee and its consolidated subsidiaries since

June 30, 1994, except as disclosed in any public filing by the Lessee with the SEC under Sections 13 or 15(d) of the Exchange Act since that date and on or prior to the date of its execution and delivery of this Agreement; and (iii) no event has occurred and is continuing which constitutes, or with notice or lapse of time or both would constitute, an Event of Default or Event of Loss.

          (i) The Interim Refinancing Loan Certificate shall have been duly delivered by the Interim Refinancing Loan Participant to the Indenture Trustee for cancellation.

          (j) The Lessee and the Pass Through Trustee shall have entered into the Pass Through Agreement and the Series Supplements, all conditions to the effectiveness of each thereof shall have been satisfied or waived and the Pass Through Certificates shall have been duly executed, authenticated, issued and delivered pursuant to such Series Supplements. The Lessee shall have entered into the Underwriting Agreement, all conditions to the effectiveness thereof shall have been satisfied or waived, and the Pass Through Certificates shall have been delivered pursuant to the Underwriting Agreement.

          (k) Each party hereto and the Underwriters shall have received from Joan Repetti, Senior Attorney of the Lessee, a favorable opinion, addressed to it and dated the Refunding Date, in form and substance satisfactory to the recipients.

          (l) Each party hereto and the Underwriters shall have received from King & Spalding, special counsel to the Lessee, a favorable opinion, addressed to it, and dated the Refunding Date, in form and substance satisfactory to the recipients.

          (m) Each party hereto and the Underwriters shall have received from Potter Anderson & Corroon, counsel for the Owner Trustee, a favorable opinion, addressed to it, and dated the Refunding Date, in form and substance satisfactory to the recipients.

          (n) (i) Each party hereto and the Underwriters shall have received from Dewey Ballantine, special counsel to the Owner Participant, a favorable opinion, addressed to it, and dated the Refunding Date, in form and substance satisfactory to the recipients; and

          (ii) Each party hereto and the Underwriters shall have received from David K. Thompson, Vice President-Assistant General Counsel of ____________________ and special counsel for the Owner Participant, a favorable opinion, addressed to it, and dated the Refunding Date, in form and substance satisfactory to the recipients.

          (o) Each party hereto and the Underwriters shall have received from Powell, Goldstein, Frazer & Murphy, counsel for the Indenture Trustee, a favorable opinion, addressed to it, and dated the Refunding Date, in form and substance satisfactory to the recipients.

          (p) Each party hereto and the Underwriters shall have received from Powell, Goldstein, Frazer & Murphy, counsel for the Pass Through Trustee, a favorable opinion, addressed to it, and dated the Refunding Date, in form and substance satisfactory to the recipients.

          (q) On the Refunding Date, each party hereto and the Underwriters shall have received from Daugherty, Fowler & Peregrin, special counsel in Oklahoma City, Oklahoma, a favorable opinion, dated the Refunding Date, band addressed to it, in form and substance satisfactory to the recipients.

          (r) No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Refunding Date to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or any other Operative Document or the transactions contemplated hereby or thereby.

          (s) On the Refunding Date, the statements set forth in this paragraph shall be true and correct and the Indenture Trustee, the Owner Trustee, the Pass Through Trustee and the Lessee each shall have received a certificate signed by an authorized officer in the name and on behalf of the Owner Participant dated the Refunding Date, certifying that (i) the representations and warranties of the Owner Participant contained herein are correct as though made on and as of the Refunding Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date), (ii) there are no Owner Participant's Liens affecting the Indenture Estate or the Trust Estate or any part thereof, (iii) to the actual knowledge of a Responsible Officer of the Owner Participant, no event has occurred and is continuing which constitutes, or with notice or lapse of time or both would constitute, due to any action or omission on the part of the Owner Participant, an Indenture Event of Default and
(iv) all of the covenants and agreements of the Owner Participant required to be performed on or as of the Refunding Date have been performed.

          (t) On the Refunding Date, the statements set forth in this paragraph shall be true and correct and the Indenture Trustee, the Owner Participant, the Pass Through Trustee and the Lessee each shall have received a certificate signed by an authorized officer in the name and on behalf of the Owner Trustee, dated the Refunding Date, certifying that (i) the representations and warranties of the Owner Trustee in its individual capacity and as Owner Trustee contained herein are correct as though made on and as of the Refunding Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date), (ii) there are no Lessor's Liens affecting the Indenture Estate or the Trust Estate or any part thereof, (iii) to the actual knowledge of a Responsible Officer of the Owner Trustee, no event has occurred and is continuing which constitutes, or with notice or lapse of time or both would constitute, due to any action or omission on the part of the Owner Trustee (in its individual capacity or as Owner Trustee), an Event of Default or Indenture Event of Default and (iv) all of the covenants and agreements of the Owner Trustee required to be performed on or as of the Refunding Date have been performed.

          (u) On the Refunding Date, the statements set forth in this paragraph shall be true and correct, and the Owner Trustee, the Owner Participant, the Pass Through Trustee and the Lessee each shall have received a certificate signed by an authorized officer of the Indenture Trustee, dated the Refunding Date, certifying that (i) the representations and warranties of the Indenture Trustee in its individual capacity and as Indenture Trustee contained herein are correct as though made on and as of the Refunding Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date), (ii) there are no Indenture Trustee's Liens affecting the Indenture Estate or any part thereof, (iii) to the actual knowledge of a Responsible Officer of the Indenture Trustee, no event has occurred and is continuing which constitutes, or with notice or lapse of time or both would constitute, due to any action or omission on the part of the Indenture Trustee (in its individual capacity or as Indenture Trustee), an Indenture Event of Default and (iv) all of the covenants and agreements of the Indenture Trustee required to be performed on or as of the Refunding Date have been performed.

          (v) The Owner Trustee, the Indenture Trustee, the Owner Participant and the Lessee each shall have received a certificate signed by an authorized officer of the Pass Through Trustee, dated the Refunding Date, certifying that
(i) the representations and warranties of the Pass Through Trustee (in its individual capacity and as Pass Through Trustee) contained herein are correct as though made on and as of the Refunding Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date) and (ii) all of the covenants and agreements of the Pass Through Trustee required to be performed on or as of the Refunding Date have been performed.

          (w) The Pass Through Certificates shall have been registered under the Securities Act and no stop order shall have been issued with respect thereto, any applicable federal or state securities laws shall have been complied with, and the Pass Through Agreement shall have been qualified under the Trust Indenture Act.

          (x) No change shall have occurred in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory authorities which, in the opinion of the Owner Participant or the Pass Through Trustee, would make it a violation of law or regulations for the Lessee, the Indenture Trustee, the Owner Participant, the Pass Through Trustee or the Owner Trustee to execute, deliver and perform the Operative Documents to which any of them is a party.

          (y) On the Refunding Date, all orders, permits, waivers, exemptions, approvals and authorizations of, filings and registrations with, and notifications to, and all other action to be taken by the FAA, and all other federal and state authorities required for the consummation of the transactions contemplated by this Agreement, if any, shall have been duly obtained or made and shall be in full force and effect.

          (z) All proceedings taken in connection with the transactions contemplated hereby and the Operative Documents and all documents and papers relating hereto and thereto shall be satisfactory to the Owner Participant, the Owner Trustee, the Indenture Trustee, the Pass Through Trustee and their counsel, each of which shall have received copies of such documents and papers as it may request in connection therewith or as a basis for such counsel's closing opinion, all in form and substance satisfactory to each of them.

          Promptly upon the recording of the documents specified in Sections
(a)(ii) through (iv) hereof pursuant to the Act, the Lessee will cause Daugherty, Fowler & Peregrin, special counsel in Oklahoma City, Oklahoma, to deliver to the Owner Participant, the Owner Trustee, the Indenture Trustee, the Pass Through Trustee and the Underwriters an opinion as to the due registration of the Aircraft, the due recording of such documents, and the lack of filing of any intervening documents (other than the Original Documents) with respect to the Aircraft.

          Section 4.  Extent of Interest of Interim Refinancing Loan
                      ----------------------------------------------
Participant.  Delivery of the Interim Refinancing Loan Certificate by the
------------
Interim Refinancing Loan Participant to the Indenture Trustee for cancellation on the Refunding Date shall be conclusive evidence of receipt by the Interim Refinancing Loan Participant of all amounts then due and payable to the Interim Refinancing Loan Participant under the Operative Documents and Original Documents by any Person a party thereto.

          Section 5.  Intentionally Left Blank.
                      -------------------------

          Section 6.  Lessee's Representations, Warranties and Indemnities.
                      -----------------------------------------------------
(a) The Lessee covenants, represents and warrants to and with the Owner Participant, the Owner Trustee, in its individual capacity and as Owner Trustee, the Indenture Trustee, in its individual capacity and as Indenture Trustee, and the Pass Through Trustee, that as of the date hereof and as of the Refunding
Date:

               (i) the Lessee is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, is a Citizen of the United States and a certificated air carrier under Section 401 of the Act and an air carrier of the type referred to in 11 U.S.C.
     Section 1110, holds an air carrier operating certificate pursuant to
     Section 604(b) of the Act, has the full power, authority and legal right to own its properties or hold such properties under lease and to enter into and perform its obligations under the Original Documents to which it is a party, this Agreement, the Lease, the Indemnity Agreement, the Pass Through Agreement, the Series Supplements and each other document executed and delivered by the Lessee on or prior to the Refunding Date in connection with the transactions contemplated hereby and thereby collectively, the "Lessee Documents"), in accordance with the respective provisions thereof, and is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to so qualify would have a material adverse effect on the financial condition of the Lessee and its subsidiaries taken as a whole or on the ability of the Lessee to perform its obligations under the Lessee Documents;

              (ii) the execution, delivery and performance by the Lessee of the Lessee Documents, in accordance with the respective provisions thereof, have been duly authorized by all necessary corporate action on the part of the Lessee, do not require any stockholder approval, or approval or consent of any trustee or holder of any indebtedness or obligations of the Lessee, and do not and will not contravene any law, judgment, governmental rule, regulation or order currently in effect or in effect at the time of execution and delivery of such document and binding on the Lessee or any of its subsidiaries or the certificate of incorporation or by-laws of the Lessee or any of its subsidiaries or contravene the provisions of, or constitute a default under, or result in the creation of any Lien (other than Permitted Liens) upon the property of the Lessee under, any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which the Lessee or any of its subsidiaries is a party or by which it or any of its subsidiaries may be bound or affected;

              (iii) neither the execution and delivery by the Lessee of the Lessee Documents, nor the consummation by the Lessee of any of the transactions contemplated thereby in accordance with the provisions thereof, requires the consent or approval of, the giving of notice to, or, except as described in clause (vi) of this Section 6(a), the registration with, or the taking of any other action in respect of, the United States Department of Transportation, the FAA, the SEC or any other federal, state or foreign governmental authority or agency or the taking of any other action under any applicable law except for those that have been or, on or before the Refunding Date, will have been, duly made, given or accomplished;

              (iv) this Agreement constitutes and each other Lessee Document, when entered into, will constitute, the legal, valid and binding obligation of the Lessee enforceable in accordance with the terms hereof and thereof;

               (v) the audited consolidated balance sheet of the Lessee as of June 30, 1995 and the related consolidated statements of income, cash flows and common stockholders' equity for the period then ended (copies of which have been furnished to each party hereto), have been prepared in accordance with generally accepted accounting principles consistently applied, fairly set forth in all material respects the financial position of the Lessee and its consolidated subsidiaries as of such date and the results of operations and cash flows for such period and such financial statements do not contain any material misstatement or material omission which would render such financial statements false or misleading; since June 30, 1995 no event has occurred, except for matters disclosed in the financial statements referred to above or in Lessee's filings with the SEC on forms 10-Q or 8-K on or prior to the date hereof, copies of which have been delivered to the parties to this Agreement, and no other event or condition has occurred which in the reasonable opinion of the Lessee has materially adversely affected or is likely to materially adversely affect the financial condition or results of operations of Lessee or the ability of the Lessee to carry on its business or operations or to perform its obligations under the Lessee Documents in accordance with the provisions thereof;

              (vi) except for (A) the filing for recording pursuant to the Act of the Lease, the Indenture and the Trust Agreement, (B) the filing of the financing statements referred to in Section 3(b) hereof under the applicable UCC and (C) the taking of possession by the Indenture Trustee of the original counterpart of the Lease, no further action, including any filing or recording of any document, is necessary or advisable in order to establish and perfect the Owner Trustee's title to and interest in the Aircraft as against the Lessee and any third parties, or to establish and perfect the first mortgage Lien on the Aircraft in favor of the Indenture Trustee and the assignment of the Lease and the Lease Supplement to the Indenture Trustee pursuant to the Indenture in any applicable jurisdiction in the United States;

             (vii) neither the Lessee nor any subsidiary of the Lessee is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended;

            (viii) the chief executive office (as such term is used in Article 9 of the UCC) of the Lessee is located at Hartsfield Atlanta International Airport, Fulton County, Atlanta, Georgia and the Lessee agrees to give the Owner Trustee and the Indenture Trustee at least 30 days' prior written notice of any relocation of said chief executive office from its present location;

              (ix) no material default under any lease, which on the date of inception thereof requires payments of aggregate rentals or similar payments over the entire term of such lease in excess of $10,000,000, or under any instrument for borrowed money in an amount of $10,000,000 or more, to which the Lessee is a party or by which it is bound, has occurred and is continuing;

               (x) the Lessee and its authorized agents have not offered the beneficial interests in the Trust Estate for sale by means of any form of general solicitation or general advertising, and have not offered to sell the beneficial interests in the Trust Estate to any persons other than the Owner Participant and not more than 50 other institutional investors, each of whom was offered a portion of the beneficial interests in the Trust Estate at private sale for investment; and in the case of each offering by the Lessee and its authorized agents, the beneficial interests in the Trust Estate have been offered solely for investment and not for resale or distribution and the offeree has been a person considered to have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the beneficial interests in the Trust Estate; the Lessee agrees that it has not and neither it nor any authorized person acting on its behalf will hereafter offer any of the beneficial interests in the Trust Estate for sale to, or solicit any offers to buy any of the beneficial interests in the Trust Estate from, or otherwise approach or negotiate in respect thereof with, any person or persons whomsoever, so as thereby to result in the creation and distribution of the beneficial interests in the Trust Estate being in violation of the provisions of Section 5 of the Securities Act and the rules and regulations promulgated thereunder;

              (xi) the Aircraft is fully equipped to operate in commercial service, complies with all governmental requirements governing such service, possesses a valid certificate of airworthiness and has been continuously maintained in accordance with the Lessee's FAA-approved maintenance program since the date of delivery to the Seller by the Manufacturer;

             (xii) there are no legal or governmental actions, suits or proceedings or, to the Lessee's knowledge, investigations pending to which the Lessee is a party or to which it is subject or of which any of its property is the subject other than: (A) as set forth in the financial statements referred to in clause (v) of this Section 6(a), or (B) legal or governmental actions, suits or proceedings which would not, in the Lessee's reasonable opinion, in the aggregate have a material adverse effect on the financial condition of the Lessee or the Lessee's ability to perform its obligations under the Operative Documents to which it is a party; and no such actions, suits or proceedings are known by the Lessee to be threatened or contemplated by government authorities or threatened by others;

            (xiii) none of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the issuance of the Certificates) will violate or result in a violation of Section 7 of the Exchange Act or any regulations issued pursuant thereto, including, without limitation, Regulations G, T and X of the Board of Governors of the Federal Reserve System, and none of the proceeds from the sale of the Certificates will be used, directly or indirectly, to purchase, or to refinance any borrowing, the proceeds of which were used to purchase any "security" within the meaning of the Exchange Act;

             (xiv) the Lessee is not, and on the Refunding Date the Lessee shall not be, in default in the performance of any term or condition of the Purchase Agreement or the Purchase Agreement Assignment;

              (xv) no governmental approval of any kind is required of the Owner Participant, the Owner Trustee, the Pass Through Trustee or the Indenture Trustee for their respective execution of or performance under this Agreement or any agreement contemplated hereby by reason of any fact or circumstance of Lessee, the nature of the Aircraft or the Lessee's proposed operation or use of the Aircraft;

             (xvi) on the Refunding Date, all sales, use or other transfer taxes due with respect to the sale and leaseback of the Aircraft hereunder and for which the Lessee is responsible pursuant to Section 6(b) hereof have been paid;

            (xvii) the Lessee has filed or caused to be filed all income tax returns which are required to be filed, and has paid or caused to be paid all taxes shown as due and payable on such returns and all tax assessments received by it to the extent that such taxes have become due and payable, except for taxes: (A) being contested in good faith by appropriate proceedings for which adequate reserves have been recorded in the Lessee's books in accordance with generally accepted accounting principles as reasonably determined by the Lessee and its accountants in good faith; or
     (B) the nonpayment of which would not have a material adverse effect on the financial condition of the Lessee or its ability to perform its obligations under the Operative Documents to which it is a party;

           (xviii) the sale of the Aircraft to the Owner rustee was completed and effective on the Delivery Date and is not voidable or void;

             (xix)  assuming the truth of the representations contained in
     Section 7(e) and Section 7(f) of the Original Participation Agreement, the Lessee has not engaged in any transaction in connection with which the Lessee could be subjected to either a material civil penalty assessed pursuant to Section 502(i) of ERISA, or a material tax imposed by Section 4975 of the Code; no material liability under Title IV of ERISA has been or is reasonably expected by the Lessee to be incurred with respect to any Plan; there has been no event or condition which presents a material risk of termination of any currently maintained Plan (other than a multiemployer plan, within the meaning of Section 3(37) of ERISA) by the Pension Benefit Guaranty Corporation;

     no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Plan which could reasonably result in any liability to the Lessee or any affiliate; no material amount of "withdrawal liability" as that term is used in Section 4201 of ERISA, has been or is reasonably expected to be incurred by the Lessee or any affiliate nor has the Lessee or any affiliate been notified by any multiemployer plan (within the meaning of Section 3(37) of ERISA) that such multiemployer plan is in reorganization or insolvency under and within the meaning of Section 4241 or 4245 of ERISA or that such multiemployer plan intends to terminate or has been terminated under Section 4041A of ERISA. Neither the Lessee nor any affiliate (i) is in the process of terminating any Plan and (ii) has incurred or reasonably expects to incur, any material liability under Title IV of ERISA with respect to any termination of any employee benefit plan (within the meaning of Section 3(3) of ERISA and including multiemployer plans within the meaning of Section 3(37) of ERISA) which the Lessee was in process of terminating on July 1, 1987 and in connection with which the final distribution of assets occurred or will occur after July 1, 1987. For purposes of this clause the term "affiliate" shall mean any entity required to be aggregated with the Lessee under Sections 414(b), (c), (m) or (o) of the Code or under Section 4001 of ERISA;

              (xx) assuming the truth of the representations and warranties contained in Sections 7(e) and 7(f) of the Original Participation Agreement and compliance with Section 10.06 of the Indenture and Section 6.06 of the Pass Through Agreement, the execution and delivery of this Agreement and the other Operative Documents and the consummation and performance of the transactions described herein and therein will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code;

             (xxi) there are no broker's or underwriter's fees payable in connection with the transactions contemplated in the Operative Documents other than those of Babcock & Brown Financial Corporation referred to in
     Section 14 (for which the Lessee is responsible) and those payable under the Underwriting Agreement to the Underwriters;

            (xxii) the representations and warranties of the Lessee set forth in Section 6 of the Original Participation Agreement were correct on and as of the Delivery Date (except to the extent that such representations expressly relate solely to a specified earlier date, in which case such representations and warranties were correct on and as of such earlier date);

           (xxiii) there has not occurred any event which constitutes a Default or an Event of Default under the Lease which is presently continuing and there has not occurred any event which constitutes or would with the passage of time or the giving of notice, or both, constitute an Event of Loss;

            (xxiv) the Lessee will perform all of its obligations under the Pass Through Agreement;

             (xxv) there are no actions or proceedings or, to Lessee's knowledge, threatened governmental actions, before any court or other governmental authority and there has not been issued, or to Lessee's knowledge, proposed to be issued, any order, judgment or decree by any court or other governmental authority, to set aside, restrain, enjoin or prevent the consummation of any of the transactions contemplated herein; and

            (xxvi) the representations and warranties of the Lessee set forth in the Underwriting Agreement are true and correct.

          (b)  Taxes.
               -----

          Subject to the exclusions set forth below, all payments of Rent will be free and clear from the withholding of any Tax imposed by the United States, any state or local government or taxing authority in the United States, any foreign or international taxing authority or the taxing authority of any United States possession or territory, and if any such withholding is required, Lessee shall pay an additional amount of Rent such that the net amount of Rent actually received by an Indemnitee will be equal to the amount of Rent that would have been due absent such withholding. The Lessee agrees to pay, and to indemnify and hold each Indemnitee (which term, for the purposes of this Section 6, shall mean the Owner Participant, the Interim Refinancing Loan Participant (but excluding any assignee or transferee of, or the holder of any participation granted by, the Interim Refinancing Loan Participant), the Owner Trustee, in its individual capacity and as Owner Trustee, the Indenture Trustee, in its individual capacity and as Indenture Trustee (and, in the case of each of the foregoing, as to any such corporation, any officer, director or Affiliate thereof), the Indenture Estate and the Trust Estate and, in each case, their respective directors, officers, agents, successors and assigns) harmless from all license, recording, documentary, registration, and other similar fees and all taxes (including, without limitation, income, gross receipts, sales, rental, use, value added, property (tangible and intangible), ad valorem, excise and stamp taxes), levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever, together with any penalties, additions to tax, fines or interest thereon or additions thereto imposed by any federal, state or local government or taxing authority in or of the United States (including any possession or territory of the United States), any foreign government or any international authority or any subdivision or taxing authority thereof (collectively, "Taxes", separately "Tax"), against any Indemnitee, the Lessee, the Seller, the Aircraft or any Part, upon or with respect to the Aircraft or any Part or interest therein or upon or with respect to or measured by the purchase, manufacture, sale, import, export, transfer of title, ownership, mortgaging, delivery, transport, lease, sublease, assignment, possession, repossession, use, abandonment, alterations, improvements, modifications, additions, operation, registration, transfer of registration, reregistration, repair, replacement, overhaul, location, control, the imposition of any Lien (other than a Permitted Lien), refinancing or other disposition thereof, or upon or with respect to the rentals, receipts or earnings arising therefrom, or upon or with respect to this Agreement, the Trust Agreement, the Indenture, the Certificates, the Trust Agreement and Trust Indenture Supplement, the Lease, the Lease Supplement, the Series Supplements, the Pass Through Agreement, the Original Loan Certificate, the Pass Through Certificates or any of the Operative Documents or the issuance thereof under the Indenture or the beneficial interests in the Trust Estate or the creation thereof under the Trust Agreement, or any payment made pursuant to any such agreement or instrument or upon or with respect to the property, or the income or other proceeds received with respect to the property, held by the Owner Participant, by the Owner Trustee or by the Indenture Trustee under the Indenture or otherwise with respect to or in connection with the transactions contemplated by the Operative Documents as and when such Taxes shall become due and payable, but excluding Taxes:

               (i) in the case of any Indemnitee, (A) on, based on, or measured by, the gross or net income or receipts of such Indemnitee, (B) any capital gains taxes, excess profits taxes, minimum taxes from tax preferences, alternative minimum taxes, accumulated earnings taxes, personal holding company taxes, succession taxes and estate taxes imposed upon any Indemnitee by the United States or any state or local taxing authority therein or (C) any value added taxes which are in lieu of income or receipts taxes (by reason of repeal, modification, or failure to increase the rate of such taxes as evidenced by the text of enabling legislation, the legislative history or statements by public officials) (other than (x) in the case of (A) or (B) above, any such Taxes which are in the nature of a sales or use tax, license fee, rental, property tax or ad valorem tax and
                                                              ----------
     (y) in the case of (A) or (B) above any Tax on or measured by any gross or net income or gross or net receipts in any jurisdiction if such Taxes would have been imposed if the presence, location, use or operation of the Aircraft in such jurisdiction were the sole connection between such Indemnitee and such jurisdiction);

              (ii) in the case of any Indemnitee, on, or with respect to, or measured by the capital or net worth of such Indemnitee or in the nature of a franchise tax on, or a tax for the privilege of doing business by, such Indemnitee (however calculated) imposed by the United States or any state or local taxing authority therein (other than (x) any such Taxes which are in the nature of a sales or use tax, license fee, rental, property or ad
                                                                           --
     valorem tax and (y) any such Taxes which are imposed in any jurisdiction if
     -------
     such Taxes would have been imposed if the presence, location, use or operation of the Aircraft in such jurisdiction were the sole connection between such Indemnitee and such jurisdiction);

             (iii) on, with respect to or measured by any trustee fees received by the Owner Trustee or the Indenture Trustee for services rendered under the Trust Agreement and the Indenture, respectively;

              (iv) to the extent actually reimbursed on an after-tax basis to such Indemnitee by any person other than any Affiliate of the Indemnitee or, if such Indemnitee is the Indenture Trustee, other than any Holder;

               (v) imposed on the Owner Trustee in its trust capacity or the Indenture Trustee in its trust capacity to the extent that such Taxes reduce taxes, fees or other charges which otherwise would have been imposed on the Owner Participant, any Holder or any holder of a Pass Through Certificate and which are not Taxes indemnified against under this Section 6(b) or pursuant to the Indemnity Agreement;

              (vi) which have not been paid but only during the period that such Taxes are being contested as provided in this Section 6(b);

             (vii) imposed on any Indemnitee to the extent that such Taxes arise out of or are caused by any act or omission of such Indemnitee where such act or omission in breach of express obligations of the Indemnitee under the Operative Documents;

            (viii) imposed on any Indemnitee to the extent that such Taxes result from the gross negligence or willful misconduct of such Indemnitee (other than gross negligence or willful misconduct imputed by reason of such Indemnitee's participation in the transactions contemplated by the Operative Documents);

              (ix) imposed on any Indemnitee as a result of (A) a voluntary transfer or other voluntary disposition by the Owner Participant, the Owner Trustee or the Indenture Trustee of any interest in the Aircraft or any part thereof or the Trust Estate or the Indenture Estate (it being understood that a transfer or disposition pursuant to Section 5 (other than a sale at fair market value) or Sections 7, 8, 9, 10 or 15 of the Lease or the last paragraph of this Section 6(b) (other than a sale at fair market value) is not a voluntary transfer or disposition for this purpose), (B) with respect to any taxes imposed on the Owner Participant, a transfer or disposition by the Owner Participant resulting from bankruptcy or other proceedings for the relief of debtors in which the Owner Participant is the debtor, whether voluntary or involuntary, of any interest in the Aircraft or any part thereof, or the Trust Estate, or (C) a transfer by such Indemnitee of all or any part of its interest in a Certificate or a Pass Through Certificate unless, in each case, such transfer or disposition shall occur at any time while an Event of Default shall have occurred and be continuing or shall occur in connection with any substitution, replacement, modification, or pooling of the Aircraft, any Engine or any Part thereof;

                 (x) as to which such Indemnitee is indemnified by the Lessee pursuant to the Indemnity Agreement;

                (xi) with respect to any period after the xpiration or earlier termination of the Term and the return of the Aircraft or payment in full of Stipulated Loss Value or Termination Value, as the case may be, for the Aircraft and all Rent due and owing with respect to the Aircraft in each case in accordance with the Lease, unless such Taxes relate to events or matters occurring prior to or coincidental with such expiration, termination, return or payment, as the case may be; and

               (xii) imposed on the Owner Participant or any person who is a "disqualified person", within the meaning of Section 4975(e)(2) of the Code, or a "party in interest", within the meaning of Section 3(14) of ERISA, by virtue of such person's relationship to the Owner Participant as the result of any prohibited transaction, within the meaning of Section 4975(c)(1) of the Code, occurring with respect to the purchase or holding of any Certificate or any Pass Through Certificate or any participation interest therein (i) over which purchase or holding the Owner Participant

     (or any Affiliate thereof, which for purposes of this clause (xii) shall also include any affiliate within the meaning of the first sentence of Part V(c)(3) of Prohibited Transaction Exemption 84-14) has discretion or control, or (ii) by an employee benefit plan, within the meaning of Section 3(3) of ERISA, or individual retirement account or employee benefit plan subject to Section 4975 of the Code with respect to which the Owner Participant (or any Affiliate thereof) has the power, directly or indirectly, to appoint or terminate, or to negotiate the terms of the management agreement with, the person or persons having discretion or control over such purchase or holding, provided, however, that such
                                            --------  -------
     exclusion shall occur only in the event that the Owner Participant or the Affiliate thereof which has the discretion or control described in subclause (i) above or which has the power described in subclause (ii) above, as the case may be, knows or reasonably should have known that such purchase or holding of the Certificates or Pass Through Certificates (or participation interests therein) may constitute a prohibited transaction, within the meaning of Section 4975(c)(1) of the Code.

          If the Owner Participant reimburses the Owner Trustee or the Indenture Trustee for any Tax for which indemnification would be required hereunder, the Lessee will reimburse the Owner Participant therefor.

          The Pass Through Trustee shall withhold any Taxes required to be withheld on payments to any holder of a Pass Through Certificate who is not a United States person except to the extent that such holder has furnished evidence satisfactory to the Pass Through Trustee of any exemption from withholding Taxes claimed by such holder. The Indenture Trustee shall withhold any Taxes required to be withheld on payments to any Holder who is not a United States person except to the extent that such Holder has furnished evidence satisfactory to the Indenture Trustee of any exemption from withholding Taxes claimed by such Holder. Notwithstanding the exclusion set forth in subparagraphs
(i) through (xii) of this Section 6(b) or any other provision of any of the Operative Documents, the Lessee shall indemnify and hold harmless on a net after-tax basis the Owner Participant and, if applicable, the Owner Trustee for any withholding Taxes imposed with respect to such a holder or Holder, as the case may be, that result from the failure of the Pass Through Trustee or the Indenture Trustee to properly withhold such Taxes or the failure of the relevant holder or Holder, as the case may be, to provide the documentation and other forms necessary to establish an exemption from such Tax. To the extent that the Lessee is not otherwise reimbursed for such amounts, the Lessee shall be entitled to recover any amounts paid pursuant to the preceding sentence from the Pass Through Trustee or the Indenture Trustee, as the case may be, (in its individual capacity; provided, however, that notwithstanding anything herein to the contrary, in no event shall such payment be made out of, or be indemnifiable from, the assets held by the Pass Through Trustee or the Indenture Trustee on behalf of the holders of the Pass Through Certificates or the Holders, as the case may be) (plus interest thereon at the Debt Rate) until such amounts have been recovered in full by the Lessee. In the event the Indenture Trustee or the Pass Through Trustee is required to pay any amount in its individual capacity hereunder, it shall have no recourse to or right of reimbursement from the Indenture Estate, any Pass Through Trust, the Trust Estate, or any portion of either.

          With respect to any payment or indemnity hereunder, such payment or indemnity shall include an amount payable to the Indemnitee sufficient to hold such Indemnitee harmless on an after-tax basis from all Taxes required to be paid by such Indemnitee with respect to such payment or indemnity under the laws of any federal, state or local government or taxing authority in or of the United States, or under the laws of any taxing authority or governmental subdivision in or of a foreign country; provided that, if any Indemnitee
                                        --------
currently realizes and recognizes a permanent tax benefit by reason of such payment or indemnity (whether such tax benefit shall be by means of a foreign tax credit, depreciation or recovery deduction or otherwise) not otherwise taken into account in computing such payment or indemnity, such Indemnitee shall pay to the Lessee (but not before the Lessee shall have made all payments then due to such Indemnitee under the Operative Documents) an amount equal to the sum of such tax benefit plus any permanent tax benefit realized as the result of any payment made pursuant to this proviso, when, as, if and to the extent realized (it being understood that an Indemnitee will not be deemed to realize a permanent tax benefit by reason of any reduction in the amount of, or credit against, Taxes for which the Lessee would have been, absent such reduction or credit, obligated to indemnify such Indemnitee hereunder or under the Indemnity Agreement, as a result of the payment of, or indemnity for, Taxes for which the Lessee has previously paid an indemnity hereunder); provided, however, that such
                                                    --------  -------
payment by an Indemnitee shall not exceed the lesser of (x) the sum of such tax benefit plus any other permanent tax benefit realized by such Indemnitee as the result of any payment made by such Indemnitee pursuant to this sentence and (y) the amount of all payments pursuant to this Section 6(b) by the Lessee to such Indemnitee (and the excess, if any, of the amount described in clause (x) over the amount described in clause (y) shall be carried forward and applied to reduce pro tanto any subsequent obligations of the Lessee to make payments
       ---------
pursuant to this Section 6(b), it being intended that no Indemnitee should realize a net tax benefit pursuant to this Section 6(b) unless the Lessee shall first have been made whole for any payments by it to such Indemnitee pursuant to this Section 6(b)); provided, further, that if, at the time such payment shall
                    --------  -------
be due to the Lessee an Event of Default or Payment Default shall have occurred and be continuing, such payment shall not be made to the Lessee unless and until all

Events of Default or Payment Defaults shall have been cured by the Lessee. Each such Indemnitee shall in good faith use reasonable efforts in filing its tax returns and in dealing with taxing authorities to seek and claim any such tax benefit. Any Taxes that are imposed on any Indemnitee as a result of the loss, disallowance, recapture or reduction of such tax benefit referred to in the next preceding sentence in a taxable year subsequent to the year of allowance and utilization by such Indemnitee (including the expiration of any tax credit carryovers or carrybacks of such Indemnitee that would not otherwise have expired) shall be deemed a Tax indemnified pursuant to the provisions of this
Section 6(b). In determining the order in which the Indemnitee utilizes any foreign taxes as a credit against the Indemnitee's United States income taxes, the Indemnitee shall be deemed to utilize (A) first, all foreign taxes other than those described in clause (B) below; provided, however, that such other
                                          --------  -------
foreign taxes which are carried back to the taxable year for which a determination is being made shall be deemed utilized after the foreign taxes described in clause (B) below, and (B) then, on a pro rata basis, all foreign taxes in connection with equipment leasing transactions with respect to which and to the extent that the Indemnitee is entitled to obtain indemnification pursuant to an indemnification provision contained in any lease, financing document, participation agreement, or indemnification agreement (including this Agreement) other than any such transaction in which there is an express provision that credits are deemed utilized on a basis more or less favorable than pro rata; provided further, however, that for purposes of the two preceding
     --- ----  -------- -------  -------
sentences (except to the extent provided in the immediately preceding proviso) a reduction in taxes shall be considered attributable to a foreign tax credit carryover or carryback arising from a recovery by the Indemnitee of foreign tax credits in respect of which the Lessee has previously paid an indemnity hereunder only to the extent that all other carryovers and carrybacks of foreign tax credits of the Indemnitee have been fully used by the Indemnitee.

          If written claim is made against any Indemnitee for any such Tax referred to in this Section 6(b), the Indemnitee shall promptly notify the Lessee of the Indemnitee's receipt of such claim; provided, however, that the
                                                  --------  -------
failure of the Indemnitee to so notify the Lessee shall not preclude any indemnity hereunder unless and to the extent that the Lessee's right to effect its contest rights hereunder has been materially impaired by such failure. If requested by the Lessee in writing, such Indemnitee shall in good faith contest the validity, applicability or amount of such Tax provided such Tax is one with respect to which the Lessee has agreed in writing that it would be required to indemnify the Indemnitee under this Section 6 provided that such agreement shall be of no force and effect if the contest is ultimately resolved on an articulated basis which clearly does not constitute a basis for indemnification hereunder. Such Indemnitee shall consult with and keep the Lessee informed as to the progress of any action, suit or proceeding by such Indemnitee contesting the validity, applicability or amount of such Tax and, upon the request of such Indemnitee, the Lessee shall assume responsibility for contesting the validity, applicability or amount of such Tax in the name of the Indemnitee or in the name of the Lessee, if permissible under applicable law; provided that (i) the Lessee
                                                    --------
shall not be obligated to bring any action, suit or proceeding or to prosecute any such contest, except in its sole discretion; (ii) in the event of any such contest by the Lessee, such Indemnitee shall cooperate with the Lessee by providing to the Lessee all documents (or portions thereof), reports and other information relevant thereto in the Indemnitee's possession (which documents (or portions thereof), reports and other information will be disclosed by the Lessee only for the purposes of such contest), by resisting payment of such Tax if lawful and practicable and, provided that nonpayment of the same would not result in any material danger of sale, forfeiture, loss of use of the Aircraft, the Airframe or any Engine or any risk of criminal liability, by not paying the same except under protest, if protest is necessary and proper; (iii) if the Lessee shall not be qualified to contest such Tax or shall not be requested to do so by such Indemnitee, such Indemnitee shall, upon receipt of indemnity satisfactory to it and upon the written request and at the expense of the Lessee reimbursed to such Indemnitee on reasonable demand and on an after-tax basis (including, without limitation, all reasonable costs, expenses, losses, legal and accountants' fees and disbursements, penalties and interest), in good faith contest in the name of such Indemnitee the validity; applicability or amount of such Tax by, in such Indemnitee's discretion, (A) resisting payment thereof if practicable and consistent with applicable administrative or judicial procedures
(B) not paying the same except under protest, if protest is necessary and proper, and provided that non-payment of the same would not result in any material danger of sale, forfeiture, or loss of use of the Aircraft, the Airframe or any Engine or any risk of criminal liability or (C) paying the same and using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings. If an Indemnitee contests a Tax by making a payment thereof, then the Lessee shall advance on an interest free basis and shall indemnify on an after-tax basis such Indemnitee against any adverse tax consequences resulting from such advance, an amount equal to the Taxes and any penalties, additions to tax, fines and interest thereon that are paid by such Indemnitee in connection with such contest. Notwithstanding anything contained in this Section 6(b), an Indemnitee will not be required to contest, or to continue to contest, the validity, applicability or amount of any Tax (or portion thereof) (v) in the nature of an income or franchise tax imposed on the Owner Participant or Owner Trustee unless tax counsel selected by the Owner Participant and reasonably acceptable to the Lessee is of the opinion that there is a Reasonable Basis (as defined in the Indemnity Agreement) for pursuit of such contest and the amount at issue exceeds $12,500, (x) if such Indemnitee waives its right to indemnity hereunder with respect to such Tax (or such portion thereof) or (y) if an

Event of Default or a Payment Default has occurred and is continuing, unless the Lessee provides such Indemnitee with security in a manner satisfactory to such Indemnitee within such Indemnitee's reasonable discretion. Notwithstanding the foregoing, if the contest also involves other Taxes which are not required to be indemnified by the Lessee pursuant to this Section 6(b) ("Non-Indemnified Items"), then, such Indemnitee shall not discriminate against such Tax in favor of any Non-Indemnified Items and, unless one of the conditions referred to in clause (x) or (y) of the previous sentence exists, shall not settle such Tax, without the consent of the Lessee (except with respect to Non-Indemnified Items), which consent shall not be unreasonably withheld or delayed given all the facts and circumstances. All costs and expenses of any contest by the Lessee and all reasonable costs and expenses of any contest by any Indemnitee shall be borne by the Lessee (except with respect to Non-Indemnified Items), which costs and expenses shall be paid promptly and on an after-tax basis after receipt of notice. If any Indemnitee shall obtain a refund of all or any part of such Tax paid by the lessee or for which the Lessee shall have reimbursed such Indemnitee, such Indemnitee shall pay promptly to the Lessee an amount equal to the sum of (i) the amount of such refund, including interest, if any, reduced by the Taxes imposed on such Indemnitee by reason of the receipt or accrual of such refund and/or interest plus (ii) the amount of Taxes saved by such Indemnitee by reason of the deduction of its payment over to the Lessee of the sum of amounts in clause (i) and this clause (ii); provided, however, in no event shall such
                                    --------  -------
amount payable pursuant to this sentence exceed the amount of such Tax payment by the Lessee to such Indemnitee (plus any other payment by the Lessee to such Indemnitee theretofore made pursuant to this Section 6(b) to the extent not previously taken into account under this Section 6(b)) and any excess amount shall be carried forward to reduce pro tanto any future obligations of the
                                   --- -----
Lessee to such Indemnitee under this Section 6(b); provided that, if at the time
                                                   --------
such payment shall be due to the Lessee an Event of Default shall have occurred and be continuing, such payment shall not be made to the Lessee unless and until all Events of Default shall have been cured. Any amount of refund with respect to which such Indemnitee has made a payment to the Lessee as required hereunder that the Indemnitee is required to repay to any taxing authority shall be treated as a Tax for which the Lessee is obligated to indemnify such Indemnitee pursuant to the provisions of this Section 6(b). The Lessee shall not be deemed to be in default under any of the above indemnification provisions so long as it or any Indemnitee shall diligently prosecute such contest in good faith and in accordance with the terms of this Section 6(b). Upon final determination or settlement of a contest, any unpaid Taxes plus other amounts owed hereunder shall be payable by the Lessee no later than 30 days after such final determination or settlement.

          Each Indemnitee shall promptly forward to the Lessee any written notice, bill, or advice received by it concerning any indemnified Tax. Subject to the provisions of the last sentence of the preceding paragraph, the Lessee shall pay any amount for which it is liable pursuant to this Section 6(b) (without regard to Section 6(b)(vi)), directly to the appropriate taxing authority if legally permissible or, upon demand of an Indemnitee, to such Indemnitee within thirty (30) Business Days of such demand, but in no event more than ten (10) Business Days nor less than five (5) Business Days (provided that if the Lessee has not received demand within a reasonable time prior to such date, the Lessees shall make such payment promptly within a reasonable time after receipt of such demand) prior to the date the Tax to which such amount payable hereunder relates is due. Within thirty (30) days after the date of each payment by the Lessee of any Tax, the Lessee shall furnish to the appropriate Indemnitee the original or a certified copy of a receipt for the Lessee's payment of such Tax or such other evidence of payment of such Tax as is acceptable to such Indemnitee. The Lessee shall also furnish promptly upon request such data as any Indemnitee may reasonably request to enable such Indemnitee to comply with the Indemnitee's filing, audit or litigation requirements in any taxing jurisdiction.

          If any report, return or statement is required to be filed with respect to any Tax which is subject to indemnification under this Section 6(b) (without regard to Section 6(b)(vi)), the Lessee shall timely file the same (except for any such report, return or statement which the Indemnitee has notified the Lessee that the Indemnitee intends to file or for which the Indemnitee is required by law to file in its own name). The Lessee shall either file such report, return or statement so as to show the ownership of the Aircraft in the Owner Trustee (unless consented to otherwise by Owner Participant) and send a copy of such report, return or statement to the Indemnitee, and the Owner Trustee if the Indemnitee is not the Owner Trustee, or, where the Lessee is not permitted to file such report, return or statement, it shall notify the Indemnitee of such requirement and prepare and deliver such report, return or statement to the Indemnitee in a manner satisfactory to such Indemnitee within a reasonable time prior to the time such report, return or statement is to be filed.

          If the Lessee is required to indemnify under this Agreement for any value added tax (or would be required to indemnify pursuant to legislation scheduled to go into effect), and if in the reasonable judgment of the Lessee such indemnification might prove to be burdensome to the Lessee, the Lessee shall have the option upon the delivery of thirty (30) days' prior written notice to elect to purchase the Aircraft or the Owner Participant's interest therein at a purchase price, and following procedures substantially identical to those, set forth in Section 16(b)(i) or (ii) hereof unless prior to the completion of such purchase the Owner Participant shall have waived such indemnity by the Lessee and shall have undertaken in a manner reasonably satisfactory to the Lessee to bear such value added tax. If the Owner Participant incurs any value added tax on the Aircraft or the Rent not indemnified under this Section 6(b) (or would incur such tax pursuant to legislation scheduled to go into effect), and if such Tax might in the reasonable judgment of the Owner Participant prove to be burdensome to the Owner Participant, then the Owner Participant may, by delivery of written notice to the Lessee declare an Event of Loss to have occurred as of the date of such notice, and the provisions of Section 10(a)(i) of the Lease shall become applicable unless Lessee shall have assumed liability for such tax hereunder (it being understood that the provisions of Section 10(a)(ii) of the Lease shall not be available with respect to an Event of Loss declared pursuant to this paragraph).

          (c)  General Indemnity.  Whether or not any of the transactions
               -----------------
contemplated hereby shall be consummated, the Lessee hereby agrees to assume, and does hereby assume, liability for, and does hereby indemnify and agree to protect, defend, save and keep harmless each Indemnitee and their respective successors, assigns, directors, officers, agents, representatives and servants, from and against, any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements (including reasonable legal fees and expenses and costs and expenses relating to amendments, supplements, adjustments, waivers, consents and refinancings) of any kind and nature whatsoever (other than any Taxes), which may be imposed on, incurred by or asserted against any Indemnitee or its respective successors, assigns, directors, officers, agents, representatives or servants, by any person other than the Lessee (but including the Lessee to the extent that such cost or expense arises from an unsuccessful assertion of a claim by the Lessee), in any way relating to or arising out of this Agreement, the Purchase Agreement, the Purchase Agreement Assignment, the Bills of Sale, the Lease, the Lease Supplement, the Indenture, the Original Loan Certificate, the Interim Refinancing Loan Certificate, the Certificates, the Pass Through Certificates, the Pass Through Agreement, the Series Supplements, the Trust Agreement or any Original Document or any other documents entered into in connection herewith or therewith or any transactions contemplated hereby or thereby or the enforcement of any of the terms of any hereof or thereof, including, without limitation, amounts referred to in clause "first" of Section 5.02, and clauses "first" through "third" of Section 5.03, of the Indenture, or in any way relating to the Aircraft, the Airframe, any Engine or any Part whether or not arising out of the manufacture, design, purchase, acceptance, non-acceptance or rejection, ownership, registration, reregistration, financing, refinancing, delivery, non-delivery, lease, sublease, assignment, possession, use, operation, maintenance, testing, condition, repair, overhaul, storage, airworthiness, replacement, sale (including all costs incurred in making the Aircraft, the Airframe, or the Engines ready for sale after the exercise of remedies under she Lease and/ or the Indenture), return or other disposition of the Aircraft or any part thereof prior to the expiration or earlier termination of the Term and the return of the Aircraft in compliance with the provisions of
Section 5 of the Lease (including any claim for patent, trademark or copyright infringement, any claim based on theories of negligence, warranty, absolute liability, latent or other defects, strict liability, statutory liability or tort or injury, death or property damage of passengers, shippers or others, environmental noise or pollution and any Liens other than Liens referred to in clause (a) or (c) of Section 6 of the Lease), or in any way relating to or arising out of the offer, sale, delivery or resale of the Original Loan Certificate, the Interim Refinancing Loan Certificate, the Certificates, the Pass Through Certificates or any refunding or refinancing thereof, or in any way relating to or arising out of the offer or sale of any interest in the Trust Estate or the Trust Agreement or any similar interest or in any way relating to or arising out of the Trust Agreement and the Trust Estate, the Indenture and the Indenture Estate (including, without limitation, any claim arising out of the Securities Act, the Exchange Act, or any other Federal or state statute, law or regulation, or at common law or otherwise relating to securities (collectively "Securities Liabilities")), or the action or inaction of the Owner Trustee or the Indenture Trustee as trustees (including, without limitation, any claim arising out of the Owner Participant's obligation under Section 8.01 of the Trust Agreement); provided, however, that the Lessee shall not be required
                      --------  -------
to indemnify (i) the Indenture Trustee (individually or otherwise), the Original Loan Participant or the Interim Refinancing Loan Participant (including, in each case, the respective successors, assigns, directors, officers, agents and servants of the Indenture Trustee, the Original Loan Participant or the Interim Refinancing Loan Participant, as the case may be) (a) for liability arising from such Indemnitee's own gross negligence or willful misconduct or (b) for the inaccuracy of any representation by it or breach by such Indemnitee of any warranty or covenant set forth in any Operative Document, or (ii) the Owner Trustee (individually or otherwise and including its successors, assigns, directors, officers, agents and servants) (a) for its own willful misconduct or gross negligence, (b) for the inaccuracy of any representation or breach of any warranty or covenant, made or undertaken in its individual capacity, set forth in any Operative Document, (c) for taxes, fees or other charges on, based on, or measured by, any fees, commissions or compensation received by the Owner Trustee in its individual capacity in connection with the transactions contemplated by any Operative Document, (d) for any failure to use ordinary care in receiving or disbursing funds or in connection with its obligation to invest funds pursuant to Section 1 of this Participation Agreement, Section 24 of the Lease, or
Section 3.02 of the Trust Agreement, or (e) for any liability on the part of the Owner Trustee arising out of its negligence or willful or negligent misconduct in connection with its obligations under Sections 6.01, 6.06 or 10.02 of the Trust Agreement or Section 3.05(b)(iii) of the Indenture, it being understood that nothing in this clause (ii) shall derogate from Lessee's indemnification of the Indenture Estate and the Trust Estate hereunder; and provided, further,
                                                         --------  -------
that, except as and to the extent attributable to default by the Lessee in performing or observing its obligations hereunder or under the Lease or breach by the Lessee of any of its representations or warranties herein or therein, the Lessee shall not be required to indemnify any of the following:

               (i) the Owner Participant against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements (including legal fees and expenses) of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Owner Participant to the extent that the same are so imposed, incurred or asserted as a result of a default on its part in the observance or performance of the express terms and provisions to be observed and performed by the Owner Participant in the Trust Agreement or this Agreement;

              (ii) any Indemnitee against any expense to the extent required to be paid by such Indemnitee pursuant to Section 14 hereof, unless such expense is required to be paid by Lessee hereunder;

             (iii) the Owner Participant or any person who is a "disqualified person", within the meaning of Section 4975(e)(2) of the Code, or a "party in interest", within the meaning of Section 3(14) of ERISA, by virtue of such person's relationship to the Owner Participant against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursement (including legal fees and expenses) of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Owner Participant or any person who is a "disqualified person", within the meaning of Section 4975(e)(2) of the Code, or a "party in interest," within the meaning of Section 3(14) of ERISA, by virtue of such person's relationship to the Owner Participant, as the case may be, resulting from any prohibited transaction, within the meaning of Section 4975(c)(1) of the Code, occurring with respect to the purchase or holding of any Certificate or Pass Through Certificate or any participation interest in either therein (i) over which purchase or holding the Owner Participant (or any Affiliate thereof, which for purposes of this clause
     (iii) shall also include any affiliate within the meaning of the first sentence Part V(c)(3) of Prohibited Transaction Exemption 84-14) has discretion or control, or (ii) by an employee benefit plan, within the meaning of Section 3(3) of ERISA, or individual retirement account or employee benefit plan subject to Section 4975 of the Code with respect to which the Owner Participant (or any Affiliate thereof) has the power, directly or indirectly, to appoint or terminate or to negotiate the terms of the management agreement with, the person or persons having discretion or control over such purchase or holding, provided, however, that such exclusion shall occur only in the
                 --------  -------
     event that the Owner Participant or the Affiliate thereof which has the discretion or control described in subclause (ii) above, as the case may be, knows or reasonably should have known that such purchase or holding of the Certificates or Pass Through Certificates (or participation interest in either therein) may constitute a prohibited transaction, within the meaning of the Section 4975(c) (1) of the Code; or

              (iv) any Indemnitee against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements (including legal fees and expenses) of any kind and nature whatsoever which may be imposed on, made by or asserted against such Indemnitee to the extent that the same are so imposed, made or asserted by reason of (A) any voluntary transfer or voluntary disposition by such Indemnitee (it being understood that a transfer or disposition pursuant to Sections 5 (other than a sale at fair market value), 7, 8, 9, 10 or 15 of the Lease is not a voluntary transfer or disposition for this purpose) or
     (B) a transfer or disposition by such Indemnitee resulting from bankruptcy or other proceedings for the relief of debtors in which such Indemnitee is the debtor, whether voluntary or involuntary, of any interest in the Aircraft or any part thereof, or the Trust Estate, unless, in each case, such transfer or disposition occurs at any time while an Event of Default has occurred and is continuing.

Nothing herein shall be deemed to constitute an assumption by the Lessee of the obligations of the Owner Trustee upon, or a guarantee by the Lessee of, the principal of, or interest upon, the Certificates or the Pass Through Certificates or to constitute any guarantee of any residual value of the Aircraft. Nothing herein shall be deemed to constitute an agreement by the Lessee that the Pass Through Certificates represent an interest in, or obligation of, the Lessee. Payments due from the Lessee to each Indemnitee pursuant to this Section 6(c) shall be made directly to such Indemnitee. This Agreement constitutes a separate agreement with respect to each Indemnitee and is enforceable directly by each such Indemnitee. In the event the Lessee is required to make any payment under this Section 6(c), the Lessee shall pay the person indemnified an amount which, after deduction of all taxes required to be paid by said person in respect of the receipt thereof under the laws of the United States or of any State or of any political subdivision thereof or therein or of any foreign country or of any political subdivision thereof or therein (after giving credit for any actual current savings in respect of any such taxes by reason of deductions, credits or allowances in respect of the payment of the expense indemnified against, and of any other such taxes), shall be equal to the amount of such payment.

          If the Lessee has knowledge of any material claim or liability indemnified against under this Section 6(c), it shall give prompt written notice thereof to all Indemnitees, and if any Indemnitee shall have any such knowledge, it shall give prompt written notice to the Lessee. In case any action, suit or proceeding shall be brought against any Indemnitee under this Section 6(c), such Indemnitee shall notify the Lessee of the commencement thereof, and the Lessee may, at its expense, participate in, and, to the extent that it shall wish (subject to the provisions of the following paragraph), assume the defense thereof, with counsel satisfactory to such Indemnitee. With respect to any amount which the Lessee is requested by an Indemnitee to pay by reason of this
Section 6(c), the Indemnitee shall, if requested by the Lessee and prior to any payment, submit such additional information to the Lessee as the Lessee may reasonably request properly to substantiate the requested payment. Notwithstanding the foregoing, the failure of any Indemnitee to notify the Lessee as provided in this Section 6(c) shall not relieve the Lessee from any liability it may have to such party, except to the extent that any such failure results in any material increase in or inability to mitigate the liability of the Lessee hereunder.

          The Lessee or its insurers shall have the right to investigate or (provided that the Lessee or its insurers shall agree not to dispute liability hereunder or under any insurance policies pursuant to which coverage is sought and provided that the Lessee shall have used good faith efforts to consult with the relevant Indemnitee) defend or compromise any claim for which indemnification is sought pursuant to this Section 6(c), and each Indemnitee shall cooperate with the Lessee or its insurers with respect thereto provided,
                                                                     --------
however, that the Lessee shall not be entitled to control the defense of or
-------
compromise such claim (i) during the continuance of any Event of Default, (ii) if and to the extent that any Indemnitee has certified that, in its reasonable judgment, such claim involves the potential imposition of criminal liability on such Indemnitee or (iii) if such defense or compromise would involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on, the Aircraft, the Airframe, the Indenture Estate or the Trust Estate, unless the Lessee shall have posted a bond or other security satisfactory to the relevant Indemnitee with respect to such risk. The Lessee will provide the Indemnitee with such information not within the control of such Indemnitee, as is in the Lessee's control or is reasonably available to the Lessee, which such Indemnitee may reasonably request and will otherwise cooperate with such Indemnitee so as to enable such Indemnitee to fulfill its obligations under this paragraph. Where the Lessee or any of its insurers undertakes the defense of an Indemnitee with respect to a claim and so long as, but only so long as, the Lessee is entitled to control such defense, no additional legal fees or expenses of such Indemnitee in connection with the defense of such claim will be indemnified hereunder unless such fees or expenses were incurred at the request of the Lessee or such insurers; provided, however, that if (i) in the
                                        --------  -------
reasonable opinion of such Indemnitee, an actual or potential material conflict of interest exists where it is advisable for such Indemnitee to be represented by separate counsel or (ii) such Indemnitee has been indicted or otherwise charged in a criminal complaint and such Indemnitee informs the Lessee that such Indemnitee desires to be represented by separate counsel, the reasonable fees and expenses of such separate counsel will be borne by the Lessee. Nothing in this Section 6(c) shall be deemed to require an Indemnitee to contest any claim or to assume responsibility for or control of any judicial proceeding with respect thereto.

          (d)  Adjustment of Stipulated Loss Value and Termination Value.  If
               ---------------------------------------------------------
any amount is paid by the Lessee to the Owner Participant pursuant to the Indemnity Agreement, the percentages for Stipulated Loss Value and Termination Value set forth in Exhibit B to the Lease and Schedule 1 to the Indemnity Agreement shall be recomputed in the manner set forth in Section 3(e) of the Lease.

          (e)  Survival of Indemnities.  The representations, warranties,
               -----------------------
indemnities and agreements of each of the parties provided for in this Agreement, and each party's obligations under any and all thereof, shall survive the payment of the commitments by the Owner Participant, the Original Loan Participant, the Interim Refinancing Loan Participant, and the refinancing of the Interim Refinancing Loan Certificate on the Refunding Date, the return of the Aircraft and the expiration or other termination of this Agreement, the Trust Agreement, the Indenture and the Lease but, as to such indemnities, only with respect to losses, liabilities, obligations, damages, penalties, claims, actions, suits, costs, expenses and disbursements caused by events occurring or existing prior to or incurred in the process of or simultaneous with (i) the return or disposition of the Aircraft under Section 5 or Section 15 of the Lease, or (ii) the termination of the Lease or the Indenture or, if later, the return of the Aircraft.

          (f)  Effect of Other Indemnities.  The Lessee's obligations under the
               ----------------------------
indemnities provided for in this Agreement shall be those of a primary obligor whether or not the person indemnified shall also be indemnified with respect to the same matter under the terms of this Agreement, the Lease, the Indenture, the Trust Agreement, or any other document or instrument, and the person seeking indemnification from the Lessee pursuant to any provision of this Agreement may proceed directly against the Lessee without first seeking to enforce any other right of indemnification. Upon the payment in full by the Lessee of any indemnity provided for under this Agreement, the Lessee shall be, to the extent permitted by law, subrogated to any right of the person indemnified, other than with respect to any of such Indemnitee's insurance policies or in connection with any indemnity claim the person indemnified may have against the Owner Participant or the Lessor, in respect of the matter as to which such indemnity was paid.

          (g)  Interest.  The Lessee will pay to each Indemnitee on demand, to
               ---------
the extent permitted by applicable law, interest on any amount of indemnity not paid when due pursuant to this Section 6 until the same shall be paid, at the Past Due Rate.

          (h)  Continuing Obligations.  Notwithstanding anything contained
               -----------------------
herein or in any other Operative Document to the contrary, Lessor and the Owner Participant shall retain any and all of their respective rights, and Lessee shall continue to be fully responsible for all of its obligations, arising out of or otherwise relating to any claims under any of the Original Documents which are based upon any breach by Lessee prior to or on the Refunding Date (whether or not such breach is known as of such Date) of any representation, warranty or covenant of Lessee contained in any of the Original Documents.

          Section 7.  Representations, Warranties and Covenants.  (a) The Owner
                      ------------------------------------------
Participant represents and warrants that neither it nor anyone it has authorized to act on its behalf has directly or indirectly offered any Certificate or Certificates or any interest in and to the Indenture Estate or the Trust Estate or any similar securities relating to the Aircraft for sale to, or solicited any offer to acquire any of the same from, anyone. The Owner Participant represents and warrants that its interest in and to the Trust Estate and the Trust Agreement was acquired for its own account and was purchased and is presently held for investment and not with a present view to any resale or distribution thereof. The Owner Participant is not hereby deemed to have made any representation that it will not at any time in the future resell or transfer such interest.

          (b) The Owner Trustee, in its individual capacity with respect to clauses (i) through (xi) below and not in its individual capacity but solely as Owner Trustee with respect to clause (xii) below, represents and warrants as of the date hereof (except as otherwise provided) and as of the Refunding Date that:

               (i) neither the Owner Trustee (in its individual capacity and/or as Owner Trustee) nor anyone it has authorized to act on its behalf has directly or indirectly offered any Certificate or Pass Through Certificates or any interest in and to the Indenture Estate or the Trust Estate or any similar securities relating to the Aircraft for sale to, or solicited any offer to acquire any of the same from, anyone;

              (ii) its chief executive office (as that term is used in Article 9 of the Uniform Commercial Code) is located at 1100 North Market Street, Rodney Square North, Wilmington, Delaware, 19890-0001 and that it will give the parties hereto at least 30 days' prior written notice of any change of the location of such office;

             (iii) no Lessor's Lien on any part of the Trust Estate or any part of the Indenture Estate exists which was created, granted or assumed by the Owner Trustee in its individual capacity or which resulted from claims against the Owner Trustee in its individual capacity not related to the transactions contemplated by the Operative Documents;

              (iv) on the Delivery Date the Owner Trustee received whatever title to the Aircraft that was conveyed to it by the Lessee, and to its knowledge, the Owner Trustee has whatever title to the Aircraft that was conveyed to it by the Lessee (it being understood that the Owner Trustee shall not be deemed to have any such knowledge in the absence of actual knowledge by one of its Responsible Officers);

               (v) it is a banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on its present business and operations and to enter into and perform its obligations under this Agreement, the Trust Agreement, the Indenture, the Lease and the Certificates (the "Financing Documents");

              (vi) assuming the due authorization, execution and delivery of the Trust Agreement by the Owner Participant, each of the Financing Documents has been duly authorized by all necessary corporate action on its part, and neither the execution and delivery thereof by the Owner Trustee either in its individual capacity or as Owner Trustee nor its performance of any of the terms and provisions thereof will require shareholder approval or the approval or consent of any trustee or holder of any indebtedness or obligation of the Owner Trustee in its individual capacity or violate any Federal or State of Delaware law, rule or regulation relating to its banking or trust powers or contravene or result in any breach of, or constitute any default under its charter or by-laws or any judgment or order binding on it or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it or its properties may be bound or affected or contravene any judgment or order applicable or binding on it;

             (vii) assuming that the Trust Agreement will, on the Refunding Date, constitute the legal, valid and binding obligation of the Owner Participant, the Trust Agreement will, on the Refunding Date, constitute the legal, valid and binding obligation of the Owner Trustee in its individual capacity, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or equitable principles affecting creditors' rights generally from time to time in effect; with respect to each of the other Financing Documents, to the best of its knowledge in reliance upon the advice of its counsel, it has no reason to believe (assuming due authorization, execution and delivery of each of such other Financing Documents by each of the parties thereto other than the Owner Trustee (in its individual capacity and/or as Owner Trustee, as the case may be) and that such other Financing Documents will, on the Refunding Date, constitute the valid and legally binding obligations of each of the parties thereto other than the Owner Trustee) that each such other Financing Document will not, on the Refunding Date, constitute a valid and legally binding obligation of the Owner Trustee (in its individual capacity and/or as Owner Trustee, as the case may be), enforceable against the Owner Trustee (in its individual capacity and/or as Owner Trustee, as the case may be) in accordance with its terms;

            (viii) there are no pending or, to the knowledge of the Owner Trustee, threatened actions or proceedings against the Owner Trustee (in its individual capacity and/or as Owner Trustee, as the case may be) before any court, administrative agency or tribunal which, if determined adversely to the Owner Trustee (in its individual capacity and/or as Owner Trustee, as the case may be), would materially adversely affect the ability of the Owner Trustee, individually or as Owner Trustee, as the case may be, to perform its obligations under any of the Financing Documents to which it is a party. The Owner Trustee has no actual knowledge of any pending or threatened actions or proceedings before any court, administrative agency or tribunal involving it in its capacity as Owner Trustee;

              (ix) no consent, approval, order or authorization of, giving of notice to, or registration with, or taking of any other action in respect of, any governmental authority or agency of the State of Delaware or any Federal governmental authority or agency of the United States of America regulating the banking or trust powers of the Owner Trustee, in its individual capacity is required for the execution and delivery of, or the carrying out by, the Owner Trustee in its individual capacity or as Owner Trustee, as the case may be, of any of the transactions contemplated hereby or by the Trust Agreement or of any of the other Financing Documents, other than any such consent, approval, order, authorization, registration, notice or action as has been duly obtained, given or taken and is in full force and effect;

               (x) there are no Lessor's Liens which constitute a Lien against any or all of the Trust Estate or the Indenture Estate;

              (xi) its representations and warranties set forth in Section 7 of the Original Participation Agreement were correct on and as of the Delivery Date (except to the extent that such representations expressly relate solely to a specified earlier date, in which case such representations and warranties were correct on and as of such earlier date); and

             (xii) the Owner Trustee has whatever title to the Aircraft that was conveyed to it by the Lessee.

          (c) The Owner Participant represents and warrants that as of the Refunding Date:

               (i)  it is a Citizen of the United States;

              (ii) it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to enter into this Agreement, the Trust Agreement, the Indemnity Agreement and each document ancillary thereto executed by the Owner Participant and delivered on or prior to the Refunding Date (collectively, the "Owner Participant Documents") and to carry out the transactions contemplated hereby and thereby;

             (iii) it has duly authorized, executed and delivered the Owner Participant Documents and, assuming due execution of such documents by the other parties thereto, each of the Owner Participant Documents constitutes a legal, valid and binding obligation of the Owner Participant, enforceable against the Owner Participant in accordance with its terms except as such enforceability may be limited by general equitable principles and by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally from time to time in effect and assuming with respect to ERISA, the truth of the representations and warranties made by the Lessee in Sections 6(a)(xix) and 6(a)(xx) and by the Original Loan Participant in Section 7(e) of the Original

     Participation Agreement, and assuming compliance with Section 10.06 of the Indenture and Section 6.06 of the Pass Through Agreement;

              (iv) the execution, delivery and performance by the Owner Participant of the Owner Participant Documents are not in violation of its incorporation documents or by-laws or any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which it is a party or by which it is bound or order or judgment binding upon it or, assuming the truth of the representations and warranties made by the Lessee in Sections 6(a)(xix) and 6(a)(xx) and by the Original Loan Participant and the Interim Refinancing Loan Participant in Section 7(e) of the Original Participation Agreement, and assuming compliance with Section 10.06 of the Indenture and Section
     6.06 of the Pass Through Agreement, of any law or governmental rule or regulation applicable to the Owner Participant;

               (v) neither the execution and delivery by the Owner Participant of any of the Owner Participant Documents nor the consummation by the Owner Participant of any of the transactions contemplated thereby require the Owner Participant to obtain the consent or approval of, give notice to, or register with, or take any other action with respect to, any state or federal agency or authority except such consents as have been obtained;

              (vi) there are no Owner Participant's Liens with respect to any or all of the Trust Estate or the Indenture Estate;

             (vii) the performance by the Owner Participant of its obligations under the Owner Participant Documents will not subject the Trust Estate to any Owner Participant's Liens; and

            (viii) the representations and warranties of the Owner Participant set forth in Section 7 of the Original Participation Agreement were correct on and as of the Delivery Date (except to the extent that such representations expressly relate solely to a specified earlier date, in which case such representations and warranties were correct on and as of such earlier date).

     Notwithstanding the foregoing, except as to matters concerning its citizenship, the Owner Participant makes no representation or warranty with respect to laws, rules or regulations relating to aviation (including the Act) or the nature or condition of the equipment purchased by the Owner Trustee pursuant to the Original Participation Agreement.

          (d) Notwithstanding any other provision of this Agreement or any other Operative Document, each of the Owner Trustee in its individual capacity, and the Indenture Trustee in its individual capacity, represents and warrants that for purposes of Section 101(16) of the Act it is a Citizen of the United States without making use of any voting trust or voting powers agreement.

          (e) The Indenture Trustee, in its individual capacity, epresents and warrants that as of the Refunding Date:

               (i) no Indenture Trustee's Lien on any part of the Indenture Estate exists;

              (ii) it is a validly existing banking corporation duly organized under the laws of the State of New York and has the corporate power and authority to enter into and perform its obligations under the Indenture and this Agreement and to authenticate and deliver the Certificates to be delivered on the Refunding Date;

             (iii) this Agreement, the Indenture, and the authentication of the Certificates to be delivered on the Refunding Date have been duly authorized by all necessary corporate action on its part, and neither the execution and delivery thereof nor its performance of any of the terms and provisions thereof will violate any Federal or state law or regulation relating to its banking or trust powers or contravene or result in any breach of, or constitute any default under its certificate of incorporation, or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it or its properties may be bound or affected or any judgment or order binding upon it;

              (iv) each of this Agreement and the Indenture has been duly executed and delivered by it and, assuming that each such agreement is the legal, valid and binding obligation of each other party thereto, is the legal, valid and binding obligation of the Indenture Trustee enforceable against the Indenture Trustee in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or equitable principles affecting creditors' rights generally from time to time in effect;

               (v) neither the execution and delivery of this Agreement and the Indenture, nor the authentication of the Certificates to be delivered on the Refunding Date, nor the consummation by the Indenture Trustee of any of the transactions contemplated hereby or thereby require the Indenture Trustee to obtain the consent or approval of, give notice to, or register with, or take any other action with respect to, any state or Federal agency or authority governing the banking and trust powers of the Indenture

     Trustee, in its individual capacity or as Indenture Trustee except such consents as have been obtained; and

              (vi) the representations and warranties of the Original Indenture Trustee set forth in Section 7 of the Original Participation Agreement were correct on and as of the Delivery Date (except to the extent that such representations expressly relate solely to a specified earlier date, in which case such representations and warranties were correct on and as of such earlier date).

          (f) The Interim Refinancing Loan Participant represents and warrants as of the date hereof (except as otherwise provided) and as of the Refunding Date that the representations and warranties of the Interim Refinancing Loan Participant set forth in Section 7 of the Original Participation Agreement were correct on and as of the "Interim Refunding Date" (as defined in the First Amendment to Participation Agreement) (except to the extent such representations expressly relate solely to a specified earlier date, in which case such representations and warranties were correct on and as of such earlier date).

          (g) The Pass Through Trustee, in its individual capacity (except for clause (iii) hereof) represents and warrants as of the date hereof (except as otherwise provided), as of the Pass Through Closing Date and as of the Refunding Date that:

               (i) it is a validly existing banking corporation duly organized under the laws of the State of New York and has the corporate power and authority to enter into and perform its obligations under the Pass Through Agreement, each Series Supplement and this Agreement and to execute and authenticate the Pass Through Certificates to be delivered on the Pass Through Closing Date;

              (ii) the execution, delivery and performance of this Agreement, the Pass Through Agreement and each Series Supplement and the performance of its obligations thereunder (including the execution and authentication of the Pass Through Certificates to be delivered on the Pass Through Closing Date) have been duly authorized by all necessary corporate action on its part, and, subject to (A) the registration of the issuance and sale of the Pass Through Certificates under the Securities Act, (B) compliance with any applicable state securities laws and (C) the qualification of the Pass Through Agreement under the Trust Indenture Act, neither the execution and delivery thereof nor its performance of any of the terms and provisions thereof will (x) violate any Federal or state law or regulation relating to its banking or trust powers or contravene or result in any breach of, (y) constitute any default under its certificate of incorporation, or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it or its properties may be bound or affected, or (z) require the Pass Through Trustee to obtain the consent or approval of, give notice to, or register with, or take any other action with respect to, any state or federal agency or authority;

             (iii) each of this Agreement and the Pass Through Agreement has been, and as of the Pass Through Closing Date each of the Series Supplements will be, duly executed and delivered by it and, assuming that each such agreement is the legal, valid and binding obligation of each other party thereto, is or will be, as the case may be, the legal, valid and binding obligation of the Pass Through Trustee, enforceable in accordance with its terms except as limited by bankruptcy, insolvency, moratorium, reorganization, receivership, fraudulent conveyance or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights and remedies generally from time to time in effect, regardless- of whether such enforceability is considered in a proceeding at equity or at law;

              (iv) the performance by the Pass Through Trustee of its obligations under this agreement and the Pass Through Agreement will not subject any part of the Trust Estate or the Indenture Estate to any Lien (other than the Liens created by the Lease and the Indenture) under any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound; and

               (v) there are no pending or, to the knowledge of the Pass Through Trustee, threatened actions or proceedings against the Pass Through Trustee before any court, administrative agency or tribunal which, if determined adversely to the Pass Through Trustee, would materially adversely affect the ability of the Pass Through Trustee to perform its obligations under any of the Operative Documents to which it is or will be party, and the Pass Through Trustee has no actual knowledge of any pending or threatened actions or proceedings before any court, administrative agency or tribunal involving it in its capacity as Pass Through Trustee.

          (h) The Owner Trustee, in its individual capacity, at its own cost and expense (and at no after-tax cost to the Indenture Trustee, the Pass Through Trustee, the Owner Trustee, the Owner Participant, any Holder, any Pass Through Trust, the Trust Estate, the Indenture Estate and the Lessee), covenants that it will in its individual capacity promptly take such action as may be necessary to discharge duly any Lessor's Liens attributable to it in its individual capacity and will personally hold harmless and indemnify each Holder, the Pass Through Trustee, the Lessee, the Owner Participant, the Indenture Trustee, the Trust Estate, the Indenture Estate, the Pass Through Trusts and their respective successors, assigns, servants, representatives and agents against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including fees and expenses, of whatsoever kind and nature and against any reduction in the amount payable out of the Trust Estate, the Indenture Estate, or the Pass Through Trusts and against any interference with the possession, operation, or other use of the Aircraft, Airframe, any Engine or any Part, imposed on, incurred by or asserted against any of the foregoing as a consequence of any such Lessor's Lien. The Owner Trustee, in its trust capacity, and at the cost and expense of the Lessee, covenants that it will, in its trust capacity, promptly take such action as may be necessary to discharge duly any Lessor's Liens attributable to it in its trust capacity. The Indenture Trustee, in its individual capacity, at its own cost and expense (and at no after-tax cost to the Indenture Trustee, the Pass Through Trustee, Owner Trustee, Owner Participant, any Holder, the Trust Estate, the Indenture Estate, any Pass Through Trust or the Lessee), covenants that it will in its individual capacity promptly take such action as may be necessary to discharge duly any Indenture Trustee's Liens and will personally hold harmless and indemnify each Holder, the Pass Through Trustee, the Lessee, the Owner Participant, the Owner Trustee, the Trust Estate, the Indenture Estate, the Pass Through Trusts and their respective successors, assigns, servants, representatives and agents against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including fees and expenses, of whatsoever kind and nature and against any reduction in the amount payable out of the Trust Estate, the Indenture Estate, the Pass Through Trusts and against any interference with the possession, operation, or other use of the Aircraft, Airframe, any Engine or any Part, imposed on, incurred by or asserted against any of the foregoing as a consequence of any such Indenture Trustee's Lien.

               (i) The Owner Trustee covenants that it will neither incur any indebtedness for money borrowed nor enter into any business or other activity except as contemplated by the Operative Documents.

               (j) If (i) all or any part of the Trust Estate becomes the property of a debtor subject to the reorganization provisions of the Bankruptcy Code, (ii) pursuant to such reorganization provisions, including Section 1111(b) of the Bankruptcy Code, the Owner Participant is required, by reason of the Owner Trustee in its individual capacity or the Owner Participant being held to have recourse liability to the Indenture Trustee or any Holder (other than as contemplated by the Operative Documents), directly or indirectly, to make payment on account of any amount payable as principal, premium, interest or other amounts on the Certificates, and (iii) the Indenture Trustee actually receives any Excess Amount, as defined below, which reflects any payment by the Owner Participant on account of clause
(ii) above, then the Indenture Trustee, to the extent permitted by applicable law, shall promptly refund to the Owner Participant such Excess Amount. The Indenture Trustee hereby waives to the fullest extent permitted by law the benefit of the provisions of Section 1111(b) of the Bankruptcy Code with respect to recourse against the Owner Trustee in its individual capacity and the Owner Participant on account of any amounts payable as principal premium, interest or other amounts pursuant to the Certificates. For purposes of this Section 7(j), "Excess Amount" means the amount by which such payment exceeds the amount which would have been received by the Indenture Trustee if the Owner Trustee, in its individual capacity, or the Owner Participant had not become subject to the recourse liability referred to in clause (ii) above. Nothing contained in this
Section 7(j) shall prevent the Indenture Trustee from enforcing any personal recourse obligation (and retaining the proceeds thereof) of the Owner Participant under this Participation Agreement or the Indenture or the Trust Agreement (and any exhibits or annexes thereto) or from retaining any amount paid by the Owner Participant under Sections 5.01, 8.02 and 8.03 of the Indenture. Nothing contained herein shall be construed as requiring any Holder or holder of a Pass Through Certificate to refund any amount distributed to it pursuant to the Indenture or the Pass Through Agreement, respectively.

          (k) The representations and warranties set forth in this Section 7 shall survive the Closings hereunder.

          Section 8.  Other Documents.  (a) The Lessee hereby consents in all
                      ----------------
respects to the execution and delivery of the Trust Agreement and the Indenture and to all of the terms thereof, and the Lessee acknowledges receipt of an executed counterpart of the Trust Agreement and the Indenture; it being agreed that such consent shall not be construed to require the Lessee's consent to any future supplement to, or amendment, waiver or modification of the terms of, the Trust Agreement, the Indenture, the Pass Through Certificates or the Certificates, except that none of the provisions of Articles I and VII, Sections 2.04, 3.03, 3.05, 3.07, 3.09, 5.08, 5.09, 9.08, 9.09, 9.10, 10.06, 13.01, 13.06,
and 15.05 and Exhibit B of the Indenture shall be amended or modified without the consent of the Lessee and except, in the case of the Trust Agreement, in accordance with Section 11.01 of the Trust Agreement.

          (b) The Owner Participant hereby consents in all respects to all the terms of the Lease as entered into on the Refunding Date by the Owner Trustee pursuant to Section 2.01 of the Trust Agreement. The Lessee hereby confirms to the Owner Participant as of the Refunding Date its covenants set forth in and obligations under the Lease. The Lessee agrees, for the benefit of the parties hereto, to perform its obligations under the Pass Through Agreement.

          (c) Each of the Owner Participant and the Owner Trustee hereby agrees with the Lessee and, so long as the Lien of the Indenture shall be in effect, agrees with the Indenture Trustee and the Pass Through Trustee (i) not to terminate or revoke the trust created by the Trust Agreement (the "Trust") or to terminate any other Operative Document in violation of the terms thereof and
(ii) not to amend, supplement or otherwise modify any provision of (A) Article IX or X of the Trust Agreement or (B) any other provision of the Trust Agreement in such a manner as to adversely affect the rights of such party, without the prior written consent of such party. Nothing in the next preceding sentence shall impair any right under the Trust Agreement of the Owner Trustee in its individual capacity to resign as Owner Trustee or the Owner Participant's rights arising from Article VII of the Indenture. The provisions of Sections 5.01, 11.01, 12.01, 12.03 and 12.04 of the Trust Agreement are incorporated herein, as if fully set forth herein.

          (d) The Owner Trustee or any successor may resign or be removed by the Owner Participant, a successor Owner Trustee may be appointed, and a corporation may become the Owner Trustee under the Trust Agreement, only in accordance with the provisions of Article X of the Trust Agreement. So long as no Event of Default shall be continuing, no successor Owner Trustee shall be appointed unless the Owner Participant shall in good faith have consulted with the Lessee as to such appointment. The Owner Participant agrees to appoint as promptly as Practicable a successor Owner Trustee if the Owner Participant shall have knowledge that the Owner Trustee is not in compliance with its covenants herein.

          (e) Notwithstanding the fact that this Agreement, the Lease, the Indenture, the Indemnity Agreement and the Trust Agreement are dated as of March 1, 1996, such documents are effective on the Refunding Date and each amend and restate the respective original agreements with no intention of retroactive application. Such original agreements have been restated for the convenience of the parties and such amendments and restatements are not intended to waive or modify the obligations or liabilities of any party which accrued or were to have been performed on or prior to the Refunding Date under such unamended agreements or to deprive any party of its rights and remedies in respect thereof.

          (f)  The Lessee and the Pass Through Trustee hereby agree that Section
11.08 of the Pass Through Agreement (to the extent relating to the Certificates) shall not be amended without the prior written consent of the Owner Participant, which consent shall not be unreasonably withheld.

          (g) The Pass Through Trustee hereby agrees that, except as otherwise required by applicable law (including, without limitation, any law which requires the Pass Through Trustee to act within its own discretion), if requested to do so by the Owner Trustee or the Owner Participant, the Pass Through Trustee shall, at the expense of the Owner Participant, request a direction, consent or waiver from the relevant Certificateholders (as defined in the Pass Through Agreement) to determine whether action already taken by the Pass Through Trustee should be rescinded, or action not yet taken by the Pass Through Trustee should be taken, pursuant to the Operative Documents. The Pass Through Trustee shall be under no obligation to request such direction, consent or waiver pursuant to this paragraph (g) at the request of the Owner Trustee or Owner Participant unless the Owner Trustee or the Owner Participant, as the case may be, shall have offered to the Pass Through Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by the Pass Through Trustee in connection with the Pass Through Trustee making such request pursuant to this paragraph (g); provided however, that such requests of the Owner Participant shall be at no cost to the Owner Participant if such direction, consent or waiver is otherwise required by the Operative Documents.

          Section 9.  Benefits of Certain Obligations.  Sections 3(d) and 23 and
                      --------------------------------
the final paragraph of Section 3(a) of the Lease (as the same may be amended from time to time in accordance with the applicable provisions of the Lease and the Indenture) are hereby incorporated herein by reference for the express benefit of the Indenture Trustee, the Holders and the Pass Through Trustee.
Section 15.05 of the Indenture (as the same may be amended from time to time in accordance with the applicable provisions of the Indenture and this Agreement) is hereby incorporated herein by reference for the express benefit of the Lessee.

          Section 10.  Intentionally Left Blank.
                       -------------------------

          Section 11.  Liabilities of the Owner Participant and the Indenture
                       ------------------------------------------------------
Trustee.  The Owner Participant shall have no obligation or duty to the Lessee,
-------
to the Original Loan Participant, to the Interim Refinancing Loan Participant, to the Owner Trustee, to the Pass Through Trustee, to the Indenture Trustee or to others with respect to the transactions contemplated hereby, except those obligations or duties of the Owner Participant expressly set forth in this Agreement and the Trust Agreement and the Owner Participant shall not be liable for performance by any other party hereto of such other party's obligations or duties hereunder. Without limiting the generality of the foregoing, under no circumstances whatsoever shall the Owner Participant, as such, be liable to the Lessee nor shall the Owner Participant be liable to any Holder, to the Original Loan Participant, to the Interim Refinancing Loan Participant or to the Pass Through Trustee for any action or inaction on the part of the Owner Trustee or the Indenture Trustee in connection with the Indenture, the Trust Agreement, the Lease, the Aircraft, the administration of the Indenture Estate or the Trust Estate or otherwise, whether or not such action or inaction is caused by the negligence or willful misconduct of the Owner Trustee or the Indenture Trustee, unless, in the case of willful misconduct by the Owner Trustee, if such action or inaction is in accordance with the express direction of the Owner Participant. The Indenture Trustee agrees that (i) obligations of the Owner Trustee under the Indenture or any other Operative Document and with respect to the Certificates shall be non-recourse to the Owner Participant and to the Owner Trustee in its individual capacity and (ii) it will look solely to the income and proceeds from the Trust Estate (which does not include Excepted Payments (as defined in the Indenture)) to the extent available for distribution to the Indenture Trustee or the relevant Holder as provided in the Indenture and that neither the Owner Participant nor the Owner Trustee in its individual capacity shall be personally liable to such Holder for any amounts payable by the Owner Trustee under the Indenture or any other Operative Document. The foregoing is not intended to limit any liability of the Owner Participant or the Owner Trustee in its individual capacity to the extent that such liability is expressly set forth in any of the Operative Documents.

          The Indenture Trustee is not personally liable to the Owner Participant or any Holder for any amounts payable under the Indenture or for any liability under the Indenture, except as provided therein.

          Section 12.  Covenants of the Lessee.  The Lessee covenants and agrees
                       ------------------------
with the Owner Participant, the Indenture Trustee, the Pass Through Trustee and the Owner Trustee as follows (which agreements shall be performed at Lessee's cost and expense):

          (a) The Lessee will cause to be done, executed, acknowledged and delivered each and every further act, conveyance and assurance as the Owner Trustee, the Indenture Trustee, the Pass Through Trustee or the Owner Participant shall reasonably require for accomplishing the purposes of this Agreement, the Trust Agreement, the Indenture and the Lease. Lessee, except as otherwise provided in Section 19 hereof and Section 7 of the Lease, at all times will cause the Aircraft to remain duly registered under the Act in the name of the Owner Trustee, shall promptly take such action with respect to the recording, filing, rerecording and refiling of the Lease, the Trust Agreement and the Indenture and the supplements thereto as is necessary to maintain the interests and rights of the Owner Trustee in and to the Aircraft and under the Lease and the perfection of the security interests created by the Indenture and shall furnish to the Owner Participant or the Owner Trustee such information (other than with respect to the citizenship of the Owner Participant and the Owner Trustee) as may be required to enable the Owner Participant or the Owner Trustee to make application for such registration under the Act, and shall promptly furnish to the Owner Participant or the Owner Trustee such information (other than with respect to the citizenship of Owner Participant and the Owner Trustee) as may be required to enable the Owner Participant or the Owner Trustee timely to file any reports required to be filed by it as the Lessor under the Lease (or, in the case of the Owner Participant, as the beneficiary of the Trust Estate) with any governmental authority because of the Owner Trustee's ownership of the Aircraft or the Owner Participant's interest in the Trust Estate.

          (b) The Lessee will cause the Lease, the Trust Agreement, the Indenture and the Trust Indenture and Trust Agreement Supplement to be promptly filed and recorded or filed for recording, to the extent permitted under the Act, or required under any other applicable law. The Lessee shall provide photocopies of file stamped copies of documents filed and recorded with the FAA upon request of any party hereto.

          (c) The Lessee shall at all times maintain its corporate existence except as permitted by Section 12(d) hereof. The Lessee will do or cause to be done all things necessary to preserve and keep in full force and effect its rights (charter and statutory) and franchises; provided, however, that the
                                               --------  -------
Lessee shall not be required to preserve any right or franchise if the Lessee shall reasonably determine that the loss thereof will not adversely affect the rights of the Owner Participant or the Holders, or the Lessee's ability to perform its obligations under the Operative Documents. The Lessee shall at all times remain an "air carrier" within the meaning of the Act operating under a certificate of public convenience and necessity issued pursuant to Section 401 thereof and shall at all times be otherwise certified and registered to the extent necessary to fall within the purview of and to provide to Lessor (and to the Indenture Trustee as assignee of Lessor's rights under the Lease) the benefits contemplated by Section 1110 of the Bankruptcy Code or any successor provisions thereto.

          (d) The Lessee shall not (i) consolidate with or merge into any other corporation under circumstances in which the Lessee is not the surviving corporation or (ii) convey, transfer or lease substantially all of its assets as an entirety to any Person (which term, for the purposes of this Section 12(d), means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof), unless:

               (i) the corporation formed by such consolidation or into which the Lessee is merged or the Person which acquired by conveyance, transfer or lease substantially all of the assets of the Lessee as an entirety shall be a Citizen of the United States, an "air carrier" within the meaning of the Act operating under a certificate issued under Section 401 of the Act and a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall execute and deliver to the Owner Trustee, the Pass Through Trustee and the Indenture Trustee an agreement reasonably satisfactory in form and substance to the Owner Trustee, the

     Indenture Trustee, the Pass Through Trustee and the Owner Participant containing an effective assumption by such successor corporation of the due and punctual performance and observance of each covenant and condition of this Agreement, the Lease, the Purchase Agreement, the Purchase Agreement Assignment, the Indemnity Agreement and each other Operative Document to which the Lessee is a party to be performed or observed by the Lessee (which agreement shall include an undertaking to cure as promptly as practicable any Event of Default or Default on the date of such merger, consolidation, conveyance, transfer or lease, as the case may be);

              (ii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing;

             (iii) the Lessee shall have delivered to the Owner Trustee, the Indenture Trustee, the Pass Through Trustee and the Owner Participant an opinion of Lessee's general counsel or other counsel satisfactory to the Owner Trustee, the Pass Through Trustee, the Owner Participant and the Indenture Trustee, and an officer's certificate, each stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement mentioned in clause (i) above comply with this Section 12(d) and that all conditions precedent relating to such transaction have been complied with and that such assumption agreement has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding agreement of, such person enforceable against such person in accordance with its terms and that the succeeding entity is a Citizen of the United States and an "air carrier" within the meaning of the Act operating under a certificate issued under Section 401 of the Act; and

              (iv) the corporation formed by such consolidation or into which the Lessee is merged or the Person which acquired by conveyance, transfer or lease substantially all of the assets of the Lessee as an entirety, shall make such filings and recordings with the FAA pursuant to the Act or under the laws of any other jurisdiction in which the Aircraft may then be registered, as shall be necessary or reasonably desirable to evidence such consolidation, merger, conveyance, transfer or lease with or to such entity in order to protect the interests of the Owner Participant, the Holders, the Owner Trustee and the Indenture Trustee in the Aircraft, the Trust Estate and the Indenture Estate.

          Upon any consolidation or merger, or any conveyance, transfer or lease of all or substantially all the assets of the Lessee as an entirety in accordance with this Section 12(d), the successor corporation formed by such consolidation or the person into which the Lessee is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Lessee under this Agreement with the same effect as if such successor corporation or such person, as the case may be, had been named as the Lessee herein. No such conveyance, transfer or lease of all or substantially all of the assets of the Lessee as an entirety shall have the effect of releasing the Lessee or any successor corporation which shall theretofore have become such in the manner prescribed in this Section 12(d) from its liability hereunder or under the Operative Documents. Nothing contained herein shall permit any lease, sublease or other arrangement for the use, operation or possession of the Aircraft except in compliance with the applicable provisions of the Lease.

          (e) The Lessee also agrees to furnish following the date of this Agreement to the Owner Trustee, the Owner Participant, the Pass Through Trustee and the Indenture Trustee (i) within two months after the end of the first, second and third quarterly accounting periods in each fiscal year of the Lessee, a consolidated balance sheet of the Lessee and its consolidated subsidiaries prepared by it as of the close of the accounting period then ended, together with the related consolidated statements of income, common stockholders' equity and cash flows for the quarter then ended and reinvested earnings for such accounting period certified by the chief accounting officer or a financial vice president of the Lessee, (ii) within three months after the close of each fiscal year of the Lessee, a consolidated balance sheet of the Lessee as of the close of such fiscal year and the related consolidated statements of income, common stockholders' equity and cash flows and reinvested earnings for the fiscal year then ended as prepared and certified by independent certified public accountants, including their opinion, (iii) promptly upon transmission thereof, copies of all regular and periodic reports furnished by the Lessee to its stockholders, (iv) promptly after filing with the SEC, copies of the Lessee's annual reports on Form 10-K (including all corresponding annual reports to shareholders), quarterly reports on Form 10-Q and current reports on Form 8-K, including any amendments of such reports, (v) immediate telephonic advice after the Lessee obtains knowledge that there exists an Event of Default, confirmed promptly by an officer's certificate describing such default in reasonable detail, with a statement of the Lessee's action with respect thereto taken or proposed to be taken and (vi) from time to time such other information as the Owner Trustee, the Pass Through Trustee, the Indenture Trustee or the Owner Participant may reasonably request. The Lessee's obligations pursuant to clauses
(i) and (ii) of the foregoing sentence any may be satisfied by furnishing to the Owner Trustee, the Owner Participant, the Pass Through Trustee and the Indenture Trustee the reports on Forms 10-K and 10-Q in accordance with clause (iv) of the foregoing sentence.

          On or before March 31 of each calendar year commencing in 1997, the Lessee shall deliver to the Owner Trustee and the Indenture Trustee a certificate of the Lessee, signed by a Responsible Officer of the Lessee (and the Lessee shall at the time furnish a copy thereof to the Owner Participant and the Pass Through Trustee), to the effect that the signer is familiar with or has reviewed the relevant terms of this Agreement and the Lease and has made, or caused to be made under his supervision, a review of the transactions and condition of the Lessee during the preceding calendar year, and that such review has not disclosed the existence during such calendar year, nor does the signer have knowledge of the existence as at the date of such certificate, of any condition or event which constitutes an Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Lessee has taken or is taking or proposes to take with respect thereto.

          Section 13.  Owner for All Purposes.  It is hereby acknowledged by the
                       -----------------------
Lessee that the Owner Trustee is the owner of the Aircraft and the Lessee will be the lessee thereof for all purposes; provided, however, that all parties
                                        --------  -------
acknowledge (but do not represent) that the Owner Participant is the owner of the Aircraft for income tax purposes.

          Section 14.  Expenses.  (a) If the refunding contemplated to occur
                       ---------
on the Refunding Date shall be consummated, the Owner Participant shall pay promptly all fees and expenses of the following persons relating to the public offering of the Pass Through Certificates contemplated by the Underwriting Agreement and related to the transactions contemplated hereby: (i) the fees and expenses of counsel for the Owner Participant; (ii) the fees and expenses of counsel for the Owner Trustee, the Indenture Trustee, the Pass Through Trustee, the Interim Refinancing Loan Participant and the Underwriters (other than those fees, expenses and disbursements payable by the Underwriters pursuant to the Underwriting Agreement); (iii) the fees and expenses of Daugherty, Fowler & Peregrin; (iv) any initial fees of the Owner Trustee, the Pass Through Trustee and the Indenture Trustee; (v) any compensation, commissions and discounts payable to the Underwriters pursuant to the Underwriting Agreement; (vi) the fees of American Bank Note Company, if any; (vii) the fees and expenses incurred in connection with printing any amendment to the Registration Statement on Form S-3 bearing Registration No. 33-50175 and printing any Preliminary Prospectus or Prospectus (as such terms are defined in the Underwriting Agreement) for the offering of the Pass Through Certificates; (viii) the fees and expenses of Arthur Andersen & Co.; and (ix) the fees and expenses of Moody's Investors Service, Inc. and Standard & Poor's Corporation.

          The Owner Participant, the Owner Trustee and the Lessee acknowledge that the percentages for Basic Rent, Stipulated Loss Value, Termination Value and the calculation of the EBO Percentage, set forth in the Lease, have been prepared assuming the aggregate amount payable by the Owner Participant pursuant to the preceding paragraph, Section 14 of the Original Participation Agreement and Section 10 of the First Amendment to Participation Agreement is $___________ (the "Estimated Expense Amount"). If the amount of the expenses paid by the Owner Participant is less than the Estimated Expense Amount, the Owner Participant shall pay all costs, fees and expenses of the Owner Trustee in connection with the administration of the Trust Estate until such time as the amount paid by the Owner Participant pursuant to the preceding paragraph and the costs, fees and expenses of the Owner Trustee paid by the Owner Participant equals the Estimated Expense Amount. If the amount of the expenses is greater than the Estimated Expense Amount, the excess shall be paid by the Lessee on behalf of the Owner Participant as Supplemental Rent on an after-tax basis.

          Notwithstanding the provisions of the first paragraph of this Section 14(a), the Lessee agrees to pay as Supplemental Rent all reasonable costs, fees and expenses of the Owner Participant, the Owner Trustee, the Pass Through Trustee and the Indenture Trustee, including, without limitation, the item enumerated in the first paragraph of this Section 14(a), if the transactions contemplated hereby fail to close for any reason; provided, however, that if such failure to close is solely caused by the wrongful failure of the Owner Participant to close, after satisfaction of the conditions precedent set forth herein to participation in the transactions contemplated hereby, the Lessee shall have no obligation to the Owner Participant to cover the expenses incurred by the Owner Participant (including the fees of Dewey Ballantine, special counsel to the Owner Participant), it being understood that nothing hereunder shall affect the Lessee's right to initiate an action at law to recover damages from the Owner Participant with respect to all amounts paid by the Lessee pursuant to the first paragraph of this Section 14(a).

          The Owner Participant shall pay, to the extent it has not already done so, all amounts payable by it pursuant to Section 14(a) of the Original Participation Agreement and Section 10 of the First Amendment to Participation Agreement.

           (b)  The Lessee shall pay:

                (i) subject to Section 14(a) hereof, all its own costs, fees and expenses in connection with the transactions contemplated hereby and by the Original Participation Agreement and the First Amendment to Participation Agreement, including, but not limited to, the fees, expenses and disbursements of King & Spalding, special counsel for the Lessee;

              (ii)  subject to the second sentence of the second paragraph of
     Section 14(a), as Supplemental Rent all reasonable out-of-pocket costs, fees and expenses of the Owner Trustee, the Pass Through Trustee, FSC and of the Indenture Trustee (other than the initial fees, expenses and disbursements referred to in the first paragraph of Section 14(a) hereof and Section 14(a) (iii) of the Original Participation Agreement) in connection with the administration of the Indenture Estate, the Trust Estate, the Pass Through Trusts or the activities of FSC;

             (iii) to the extent not already paid, as Supplemental Rent, all reasonable out-of-pocket costs, fees and expenses of the parties hereto (or their predecessors in interest) incurred in connection with the attempt in September/October 1994 to refund amounts payable by the Owner Trustee to the Original Loan Participant; and

              (iv) as Supplemental Rent, on an after-tax basis (except that the Owner Participant shall not be entitled, pursuant to this Agreement, to be reimbursed for the tax cost of any such payment of Supplemental Rent to the extent provision for such reimbursement is made in the Indemnity Agreement), all reasonable costs, fees and expenses of the Owner Participant, the Owner Trustee, the Pass Through Trustee and the Indenture Trustee in connection with any supplements, amendments, modifications or consents to, or waivers of, any of the Operative Documents entered into after the Refunding Date, unless such supplements, amendments, modifications, consents or waivers are initiated by a party other than the Lessee and are not required or necessary to effectuate the intent of any provisions of the Operative Documents.

          Section 15.  Miscellaneous.  (a) This Agreement may be executed in any
                       --------------
number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement may be terminated, amended, supplemented, waived or modified only by an instrument in writing signed by all of the parties hereto. The terms of this Agreement shall be binding upon, and inure to the benefit of: (i) the Lessee and its successors and permitted assigns, except Lessee shall not assign its rights hereunder except to the extent permitted by Section 12(d); (ii) the Owner Trustee and its successors under the Trust Agreement; (iii) the Indenture Trustee and its successors under the Indenture; (iv) the Pass Through Trustee and any other Holders (to the extent provided herein); and (v) the Owner Participant and its successors and, subject to the provisions of Section 16 of this Agreement and Article IX of the Trust Agreement, assigns.

          (b) Unless otherwise specifically provided herein, all notices required or permitted by the terms hereof or the other Operative Documents shall be in writing and shall be delivered personally, sent by overnight express, or mailed by first-class registered or certified mail, postage prepaid, or, if promptly confirmed by mail as provided above, dispatched by facsimile, (i) if to the Lessee, the Owner Trustee, the Pass Through Trustee or the Indenture Trustee, to the respective addresses set forth opposite the names of such parties on Annex II to this Agreement, (ii) if to the Owner Participant, to the address set forth for such purpose in Annex II hereto, or (iii) if to any Holder, at its address set forth in the Register (as defined in the Indenture), or to such other address as any such party hereto or any such holder may designate by notice given to the parties hereto. The Indenture Trustee agrees that all payments to be made by it to the Owner Participant will be made in the manner specified by the Owner Participant as set forth in Schedule B to this Agreement or as otherwise directed in written notice from the Owner Participant. All notices delivered, mailed or dispatched pursuant to this Section 15(b) shall become effective when received.

          (c) THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE BUT WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

          (d) Each of the Owner Trustee, the Indenture Trustee and the Pass Through Trustee is entering into this Agreement solely as trustee as provided in the Trust Agreement, the Indenture, the Pass Through Agreement and each Series Supplement and not in its individual capacity (except as otherwise expressly provided herein or therein) and in no case whatsoever shall any of them be liable in its individual capacity for any of the statements, representations, warranties, agreements or obligations of the Owner Trustee, the Pass Through Trustee or the Indenture Trustee, as the case may be, in its trust capacity hereunder, or for any loss in respect thereof, as to all of which the parties agree to look solely to the Trust Estate and the Indenture Estate; provided,
                                                                   --------
however, that (i) the Indenture Trustee in its individual capacity shall be
-------
liable hereunder for its own gross negligence or willful misconduct or for the inaccuracy or breach of its representations and warranties and agreements made in its individual capacity in Sections 7(d), 7(e) and 7(h) hereof, and (ii) the Owner Trustee in its individual capacity shall be liable hereunder (a) for its own willful misconduct or gross negligence, (b) for the inaccuracy of any representation or breach of any warranty or covenant, made in its individual capacity, set forth in any Operative Document, (c) for taxes, fees or other charges on, based on, or measured by, any fees, commissions or compensation received by the Owner Trustee in its individual capacity in connection with the transactions contemplated by any Operative Document, (d) for any failure to use ordinary care in receiving or disbursing funds or in connection with its obligation to invest funds pursuant to Section 22 of this Agreement, Section 24 of the Lease, or Section 3.02 of the Trust Agreement, or (e) for any liability on the part of the Owner Trustee arising out of its negligence or willful or negligent misconduct in connection with its obligations under Sections 6.01, 6.06 or 10.02 of the Trust Agreement or Section 3.05(b)(iii) of the Indenture. The Indenture Trustee and the Owner Trustee, in their individual capacities, each accepts the benefits of the indemnification granted, and the representations and warranties made, to each of them hereunder.

          (e) This Agreement, all other Operative Documents and all documents relating hereto, including, without limitation, (1) consents, waivers and modifications which may hereafter be executed and (2) financial statements, certificates and other information previously or hereafter furnished to any party hereto, may be reproduced by such party by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process, and such party may destroy any original documents so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such party in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

          (f) The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

          (g) (A) Each of the Lessee, the Owner Trustee in its individual capacity and the Indenture Trustee in its individual capacity agrees that it will, for purposes of Section 101(16) of the Act, immediately upon obtaining actual knowledge of any facts which would cast doubt upon its continuing status as a Citizen of the United States and promptly upon public disclosure of negotiations in respect of any transaction which would or might adversely affect such status, notify in writing all parties hereto of all relevant matters in connection therewith.

          (B) The Owner Participant agrees that, for purposes of Section 101(16) of the Act, in the event its status is to change as a Citizen of the United States, or it makes public disclosure of circumstances as a result of which it believes that such status is likely to change, it will notify in writing all parties hereto of (i) such change in status promptly after obtaining knowledge thereof or (ii) such belief as soon as practicable after such public disclosure but in any event within ten Business Days after such public disclosure.

          (C) If the Owner Trustee shall at any time obtain knowledge of any facts which would cast reasonable doubt upon the continuing status of the Owner Trustee in its individual capacity as a Citizen of the United States, it shall immediately resign as Owner Trustee, and the Owner Participant shall as promptly as practicable, and after consulting with the Lessee, appoint a Citizen of the United States as successor Owner Trustee pursuant to Section 10.01 of the Trust Agreement.

          (D) If the Owner Participant shall, at any time while the Aircraft is registered in the United States, cease to be a Citizen of the United States (if and so long as such citizenship is necessary under the Act to permit the U.S. registration of the Aircraft (it being understood that the evidence of any such requirement shall he determined without giving consideration to any provision of the Act (or any superseding statute) which permits United States registration of an Aircraft based on conditions which impose restrictions on the location and use of the Aircraft or otherwise restrict the ability of an air carrier to operate the Aircraft in the ordinary course of its business)), the Owner Participant shall immediately at its own expense either (X) take such action as may be required to maintain the U.S. registration of or, in the case of reregistration, to reregister the Aircraft and (to the extent such recordation is dependent on the U.S. registration of the Aircraft) the recordation with the FAA of the Indenture, Lease and any Lease Supplement (which may, if the U.S. registration of the Aircraft is thereby maintained or reregistration is thereby permitted, include the use of a voting trust or other similar arrangements in which event the provisions contained herein restricting the Owner Participant's or the Owner Trustee's ability to amend the Trust Agreement shall not apply to the extent necessary to permit the use of such a voting trust or other similar arrangement), or (Y) transfer, in accordance with Section 16 hereof and Article IX of the Trust Agreement, its right, title and interest in and to the Trust Agreement, the Trust Estate and this Agreement or (Z) take such other action as may be necessary to prevent the Lessee or the Indenture Trustee from being adversely affected (in the context of the transactions contemplated hereby) as a result of such cessation of citizenship. If the Owner Participant shall fail to comply with any of clauses (X), (Y) or (Z), then so long as such failure shall thereafter continue the Owner Participant shall be obligated to reimburse the Lessee for any additional costs and expenses or loss of income which the Lessee shall thereafter actually incur with respect to the Aircraft due to such change in citizenship of the Owner Participant (but the Lessee shall not be entitled to receive such reimbursement so long as an Event of Default or a Payment Default shall have occurred and be continuing or if the Owner Participant shall have complied with any of clauses (X), (Y) or (Z) within 10 days after a Responsible Officer of the Owner Participant has actual knowledge of the facts requiring such actions). If the Lessee has reregistered the Aircraft outside the United States and decides thereafter to reregister the Aircraft under the Act, the Lessee shall notify the Owner Participant, the Owner Trustee, and the Indenture Trustee of its decision and the date as of which the reregistration is proposed to be effective. If the Owner Participant shall, at the time when the Aircraft is proposed to be reregistered under the Act, not be a Citizen of the United States and such citizenship is necessary under the Act to permit the registration or reregistration of the Aircraft under the Act; without giving consideration to any provision of the Act which permits United States registration of an aircraft based on conditions which impose restrictions on the location and use of the Aircraft or otherwise restrict the ability of an air carrier to operate the Aircraft in the ordinary course of its business, the Owner Participant shall promptly, at its own expense, comply with any of clauses
(X), (Y) or (Z) of this paragraph (D) and, if it shall fail to do so, reimburse the Lessee for any additional costs and expenses or loss of income which the Lessee shall thereafter actually incur with respect to the Aircraft due to the Owner Participant not being a Citizen of the United States; provided, however, that (x) the Lessee shall not be entitled to receive such reimbursement so long as an Event of Default or a Payment Default shall have occurred and be continuing and (y) the Owner Participant shall not be obligated to reimburse the Lessee pursuant to this sentence if the Owner Participant has complied with any of clauses (X), (Y) or (Z) of this paragraph (D) within the later of (1) the date as of which reregistration of the Aircraft is to be effective and (2) sixty
(60) days following the receipt by the Owner Participant of the Lessee's notice of its intention to reregister the Aircraft under the Act. In each such case described in this paragraph (D), the Lessee shall use reasonable efforts to minimize its loss of income or damages but shall be under no obligation to sublease the Aircraft or reregister the Aircraft in another jurisdiction.

          (E) The Owner Participant, the Owner Trustee and the Indenture Trustee shall be required to give the notice and take the action specified in paragraphs (A), (B), (C) and (D) of this Section 15(g) only if a Responsible Officer of such Owner Participant, the Owner Trustee or the Indenture Trustee, as the case may be, shall have actual knowledge of the facts requiring the giving of such notice or the taking of such action.

          (h) Anything contained in this Agreement, the Indenture, the Trust Agreement or the Lease to the contrary notwithstanding, the Owner Participant hereby agrees to assume liability for, and does hereby indemnify and agree to protect, defend, save and keep harmless each Holder and its respective successors, assigns, agents and servants, from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements (including reasonable legal fees and expenses but excluding internal costs and expenses, including, without limitation, overhead and salaries) to the extent caused by any impairment or claimed impairment of the perfection or rank of the Lien of the Indenture on the Indenture Estate or any portion thereof (except when such impairment arises from Lessor's Liens, Indenture Trustee's Liens or Liens which the Lessee is required to remove under the terms of the Lease), resulting directly and solely from the failure of the Lessee to maintain the registration of the Aircraft under the Act when (i) the lapse of such registration or (ii) the inability to reregister under the Act when Lessee is requesting such registration or an Event of Default has occurred and is continuing is solely because the Owner Participant has ceased to be a Citizen of the United States.

          (i) Subject to the requirements and conditions precedent of the Operative Documents and applicable law, the parties hereto and each of the them agree, from time to time, to execute, acknowledge and deliver such other documents or instruments, and to do or cause to be done such other acts or things as any other party hereto may reasonably request, that may be necessary or desirable to effect the transactions contemplated herein (including without limitation in connection with any refunding pursuant to Section 20 hereof, the execution, delivery and/or provision of any appropriate additional or modified amendment, representation, warranty, certificate, opinion or other document that may reasonably be requested by the Lessee or any other person). The Lessee hereby agrees to pay on an after-tax basis all reasonable fees and out-of-pocket expenses incurred by the Owner Participant, the Owner Trustee and the Indenture Trustee in accordance with this Section 15(i).

          Section 16.  Assignment By the Owner Participant.  (a) Prior to the
                       ------------------------------------
termination or expiration of the Lease (or, if later, until the Lien of the Indenture is discharged), the Owner Participant will not sell, assign, transfer or otherwise dispose of its rights (whether separately or in connection with any transaction contemplated by the immediately following paragraph) as the Owner Participant except in compliance with Sections 9.01 and 9.02 of the Trust Agreement, the terms and provisions of which are incorporated herein by reference.

          (b) If there is a merger or consolidation of the Owner Participant and the resulting corporation (the "New Corporation") is an airline operating regularly scheduled commercial jet passenger or cargo transport service on domestic United States routes or an Affiliate of such an airline and the Lessee does not approve of the New Corporation as the Transferee of the Owner Participant, the Lessee shall have the right (provided that it shall have given the Owner Participant notice of its disapproval within 60 days of receiving notice of such merger or consolidation) to require that the Owner Participant or the New Corporation, as the case may be, transfer to Lessee as hereinafter provided, in accordance with Article IX of the Trust Agreement all of its right, title and interest in and to the Trust Agreement, the Trust Estate and this Agreement. If the Owner Participant or the New Corporation does not comply with the preceding sentence on or prior to the 180th day following the giving of notice of the Lessee to the Owner Participant or the New Corporation of the Lessee's disapproval of the New Corporation as the Transferee of the Owner Participant, the Lessee may make one of the following elections:

               (i) The Lessee may purchase the Aircraft, and direct the Owner Trustee to give notice of prepayment of the Certificates pursuant to Section 6.02(E) of the Indenture, for an amount equal to (a) whichever shall be the greatest of (x) Stipulated Loss Value for the Aircraft, (y) Fair Market Value of the Aircraft unencumbered by the Lease and (z) Fair Market Value of the Aircraft subject to the Lease, in any such case computed as of the date of purchase in accordance with the Lease, plus (b) the installment of Basic Rent, if any, due on such date, if such installment is designated on Exhibit D to the Lease as payable in arrears, plus (c) any other amounts of Basic Rent for the Aircraft which shall be due and unpaid, plus (d) any premium payable with respect to the Certificates pursuant to the Indenture, and (e) all other amounts, whether Supplemental Rent or otherwise, owing by the Lessee to the Owner Trustee, the Owner Participant, the Indenture Trustee and the Holders under any of the Operative Documents and provided that such purchase shall be effected by the
                        --------
Lessee's payment to the Indenture Trustee of such amounts, and such monies shall be applied by the Indenture Trustee as provided in Section 5.02 of the Indenture; or

              (ii) the Lessee shall have the right to purchase all of the Owner Participant's right, title and interest in and to the Trust Agreement, the Trust Estate and this Agreement. The purchase price for the Owner Participant's right, title and interest in and to the Trust Agreement, the Trust Estate and this Agreement shall be (a) whichever shall be the greatest of (x) Stipulated Loss Value for the Aircraft, (y) Fair Market Value of the Aircraft unencumbered by the Lease and (z) Fair Market Value of the Aircraft subject to the Lease, in any such case computed as of the date of purchase (the "Purchase Date") in accordance with the Lease plus (b) the installment of Basic Rent, if any, due on such date if such installment is designated on Exhibit D of the Lease as payable in arrears, plus (c) any other amounts of Basic Rent for the Aircraft which shall be due and unpaid plus (d) all other amounts, whether Supplemental Rent, or otherwise, owing by the Lessee to the Owner Participant or the Owner Trustee under any of the Operative Documents less (e) the principal amount of the Certificates outstanding on the Purchase Date (the "Purchase Price"). As a condition to such purchase, the Lessee shall, on the Purchase Date, deliver to the Indenture Trustee an opinion of counsel reasonably satisfactory to the Indenture Trustee stating that, notwithstanding such purchase, this Agreement, the Trust

     Agreement and the Lease remain valid and binding obligations of the Lessee enforceable against the Lessee, as Lessee or as successor in interest to the Owner Participant, as the case may be, in accordance with their terms and that the Indenture and the Certificates remain valid and binding obligations of the parties thereto, enforceable in accordance with their terms and the Indenture creates a valid first priority Lien on the Aircraft, (or if unable to deliver such opinion, the Lessee shall effect amendments to the Operative Documents and the execution of such new agreements as shall be reasonably satisfactory to the Indenture Trustee to cause the indebtedness represented by the Certificates to be a direct and full recourse obligation of the Lessee secured by a first priority security interest in the Indenture Estate (as modified by such agreements and amendments) and the Lessee shall deliver, or shall cause to be delivered, such certificates, legal opinions and other documentary evidence as shall be reasonably requested by the Indenture Trustee as necessary or advisable to effect such agreements and amendments), and shall pay the Purchase Price to the Owner Participant in immediately available funds and shall execute and deliver appropriate documentation, satisfactory to the Owner Participant, releasing the Owner Participant from all future obligations and liabilities in respect of the Certificates, the Indenture and all other Operative Documents, to the extent that such obligations and liabilities arise after such transfer and do not in any way relate to events or circumstances occurring during the time that the Owner Participant held its right, title and interest in and to the Trust Agreement, the properties of the Owner Trustee pledged or mortgaged as part of the Indenture Estate; the Participation Agreement, as amended, or the Indemnity Agreement, as amended, for which the Owner Participant would be responsible and would not otherwise be indemnified by the Lessee, and the Owner Participant shall, by written instrument satisfactory to the Lessee and the Indenture Trustee, convey all of its right, title and interest to the Trust Agreement, the Trust Estate and this Agreement without representation or warranty, except as to the absence of Owner Participant's Liens. It is understood and agreed among the parties hereto that the transaction contemplated by this paragraph shall not effect a merger of the Lessee's interest, as lessee, in the Lease and the beneficial interest in the Trust Estate to be acquired by the Lessee.

          (c) If the Lessee elects to purchase the Aircraft under Section 5(b) of the Lease on the EBO Date, it shall elect, in its sole discretion, (A) to direct the Owner Trustee to give notice of prepayment of the Certificates pursuant to Section 6.02(E) of the

Indenture or (B)(1) to effect amendments to the Operative Documents and the execution of such new agreements as shall be reasonably satisfactory to (x) the Indenture Trustee to cause the indebtedness represented by the Certificates to be a direct and full recourse obligation of the Lessee secured by a first priority security interest in the Indenture Estate (as modified by such agreements and amendments) and (y) the Owner Participant releasing the Owner Trustee and the Owner Participant from any and all further liability under or in respect of the Certificates, the Indenture, the Operative Documents and any such new agreements and (2) to deliver, or cause to be delivered, such agreements, certificates, legal opinions and other documentary evidence as shall be reasonably requested by the Indenture Trustee and the Owner Participant as necessary or advisable to effect such release, agreements and amendments.

          (d) The Lessee will pay all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) of the Indenture Trustee, the Owner Participant, the Owner Trustee and the Pass Through Trustee in connection with any purchase pursuant to this Section 16.

          Section 17.  Confidentiality.  No party hereto will itself
                       ----------------
intentionally disclose, directly or indirectly, any information (i) obtained from the Lessee hereunder or in connection herewith or any portion of any Operative Document except information filed with the FAA or SEC and available for public inspection or (ii) obtained in connection with a proposed transfer of the Owner Participant's interests as provided in Section 16, and will use all reasonable efforts to have all such information kept confidential and not used in any way known to such party to be detrimental to the Lessee, with regard to information referred to in clause (i) above, or to the Owner Participant with regard to information referred to in clause (ii) above; provided, that (a) each
                                                        --------
party may use, retain and disclose any such information to its financial advisors, insurance brokers, special counsel and public accountants, any potential transferees and any governmental agency or instrumentality or other supervisory body requesting such disclosure, provided that such party informs
                                             --------
such financial advisors, insurance brokers, special counsel, public accountants or potential transferees that access to such information constitutes agreement by such person to keep such information confidential, (b) each party may use, retain and disclose any such information which has been publicly disclosed (other than by such party or any Affiliate thereof in breach of this Section 17) or has rightfully come into the possession of such party or any Affiliate thereof (other than from the Lessee, with regard to information referred to in clause (i) above or from the Owner Participant with regard to information referred to in clause (ii) above) and (c) to the extent that such party or any Affiliate thereof may have received a subpoena or other written demand under color of legal right for such information, such party or Affiliate may disclose such information, but such party shall first, as soon as practicable upon receipt of such demand, furnish a copy of such demand to the Lessee, or the Owner Participant, as the case may be, and afford the Lessee, or the Owner Participant, as the case may be, reasonable opportunity, at the cost and expense of the Lessee, or the Owner Participant, as the case may be, to obtain a protective order or other reasonably satisfactory assurance of confidential treatment for the information required to be disclosed. Nothing in this Section 17 shall prevent the Indenture Trustee from disclosing information to the Holders in accordance with the requirements of the Indenture or prevent the Pass Through Trustee from disclosing information to the holders of the Pass Through Certificates in accordance with the requirements of the Pass Through Agreement or any Series Supplement.

          Section 18.  Certain Obligations of the Owner Participant.  The Owner
                       ---------------------------------------------
Participant covenants that it will, at its own cost and expense, promptly take such action as may be necessary to duly discharge any Owner Participant's Lien on any part of the Trust Estate or the Indenture Estate; provided, however, that
                                                         --------  -------
the Owner Participant may in good faith by appropriate proceedings contest claims or charges resulting in any such Lien as long as such contest does not involve any material danger of the sale, forfeiture or loss (or loss of use of any part of the Trust Estate or the Indenture Estate, or any interest therein and does not involve any material danger of an interruption of the payments of Rent assigned to the Indenture Trustee; and the Owner Participant hereby agrees to indemnify and hold harmless the Lessee and the Holders from and against any loss, cost, expense or damages (excluding incidental and consequential damages) to the extent that the same may be suffered by the Lessee or any Holder as the result of the failure of the Owner Participant to discharge and satisfy any such Owner Participant's Lien.

          Section 19.  Change of Registration of the Aircraft.  The Owner
                       ---------------------------------------
Participant and the Indenture Trustee agree that if, at any time after the end of the Recapture Period as long as no Event of Default has occurred and is continuing, (i) the Lessee by at least 45 days prior written notice has requested their consent to the registration of the Aircraft, at the Lessee's expense, in the name of the Owner Trustee, in a country other than the United States with which the United States at the time of such registration maintains "normal" diplomatic relations and (ii) the Owner Participant or the Indenture Trustee has not determined, acting reasonably, that such other country would not provide substantially equivalent protection for the exercise of rights and remedies of owner participants, lessors or lenders in similar transactions as provided under United States law (except that, in the absence of restrictions under the laws of such country on rights and remedies of lessors and secured parties similar to those imposed by Sections 362 and 363 of the Bankruptcy Code, rights and remedies similar to those available under Section 1110 of the Bankruptcy Code shall not be required), then the Owner Participant and the Indenture Trustee will not unreasonably withhold their consent to such change of registration (it being agreed that the Lessee's inability to deliver an opinion (reasonably satisfactory in form and substance to the Owner Participant and the Indenture Trustee) of counsel acceptable to the Owner Participant and the Indenture Trustee in such proposed country of registry as to the matters referred to in clause (ii) above and to the effect that the courts of such country would give effect to the title, registry and priority of the Lien under the Indenture substantially to the same extent as provided under United States law shall constitute reasonable grounds for a determination that such country would not provide such protection). If said consent is given, the Owner Participant and the Indenture Trustee will instruct the Owner Trustee to take whatever reasonable action is necessary or appropriate, at the Lessee's cost and expense, to effectuate such change of registration provided, however, that prior to any such change in the country of
             --------  -------
registry of the Aircraft, the Owner Participant and the Indenture Trustee shall have received:

               (i) assurances reasonably satisfactory to them (A) to the effect that the insurance provisions of the Lease would be complied with after giving effect to such change of registry, (B) of the payment by the Lessee on an after-tax basis of any expenses in connection with such change of registry including, without limitation, (i) the reasonable fees and disbursements of counsel, (ii) any filing or recordation fees, taxes or similar payments incurred in connection with the registration and deregistration of the Aircraft and the creation and perfection of the security interest therein in favor of the Indenture Trustee for the benefit of the Holders, (iii) all costs and expenses incurred in connection with any filings necessary to continue in the United States of America the perfection of the security interest in the Aircraft and the Indenture Estate in favor of the Indenture Trustee, and (iv) any and all other costs, expenses and taxes, on an after-tax basis, whether initial or continuing, incurred by the Owner Trustee, the Indenture Trustee as a result of the registration of the Aircraft, or the creation of the security interest therein, under the laws of the country of registry, (C) to the effect that the original general and tax indemnities in favor of the Owner Participant, the Owner Trustee, the Trust Estate, the Pass Through Trusts, the Pass Through Trustee, the Indenture Estate, and the Indenture Trustee under this Agreement, the Indenture and the Indemnity Agreement afford each such party substantially the same protection as provided prior to such change of registry, (D) as to the continued status of the Indenture as a first priority Lien on the Indenture Estate, (E) that such change will not result in the imposition of, or increase in the amount of, any tax for which the Lessee is not required to indemnify the Owner Participant, the Owner

     Trustee (or any successor, assign or affiliate thereof) or the Trust Estate pursuant to Section 6(b) hereof, (F) that the Owner Trustee's title to the Aircraft will be recognized, (G) that any import or export permits necessary to take the Aircraft into or out of such jurisdiction and any exchange permits necessary to allow all Rent and other payments provided for under the Lease shall be in full force and effect, (H) that any value added tax, customs duty, tariff or similar governmental charge relating to the change in jurisdiction of registration of the Aircraft shall have been paid in full or adequately provided for by the Lessee to the satisfaction of the Owner Trustee, the Indenture Trustee and the Owner Participant, (I) that such new country of registry imposes aircraft maintenance standards not materially less stringent than those of the FAA, (J) that no Event of Default, Payment Default or Bankruptcy Default exists and that no Event of Default will occur or exist upon or resulting from such reregistration and
     (K) with respect to such other matters as the Owner Participant, the Owner Trustee or the Indenture Trustee may reasonably request; and

              (ii) a favorable opinion of counsel reasonably satisfactory to the Owner Participant, the Owner Trustee and the Indenture Trustee in the new jurisdiction of registry (A) that the terms (including, without limitation, the governing-law, service-of-process and jurisdictional-submission provisions thereof) of the Lease and the Indenture are legal, valid, binding and enforceable in such jurisdiction, (B) that it is not necessary for the Owner Participant, the Owner Trustee, or the Indenture Trustee to register or qualify to do business in such jurisdiction, (C) that there is no tort liability of the owner of an aircraft not in possession thereof or of persons lending money to such an owner for the purchase of an aircraft, under the laws of such jurisdiction (it being understood that, in the event such latter opinion cannot be given in a form satisfactory to the Owner Participant, the Owner Trustee and the Indenture Trustee, such opinion shall be waived if insurance reasonably satisfactory to the Owner Participant, the Owner Trustee and the Indenture Trustee is available to cover such risk and is provided at or before the time of such change of registry, at the Lessee's cost and expense), (D) (unless the Lessee shall have agreed to provide insurance reasonably satisfactory to the Owner Participant and the Indenture Trustee covering the risk of requisition of use of or title to the Aircraft by the government of such jurisdiction so long as the Aircraft is registered under the laws of such jurisdiction) that the laws of such jurisdiction require fair compensation by the government of such jurisdiction payable in currency freely convertible into

     United States Dollars for the loss of use of or title to the Aircraft in the event of the requisition by such government of such use or title, and
     (E) to such further effect with respect to such other matters as the Owner Participant or the Indenture Trustee may reasonably request.

          Section 20.  Refunding.  (a)  So long as no Event of Default has
                       ----------
occurred and is continuing, the Owner Participant and the Owner Trustee each agree that (i) prepayment of the Certificates as contemplated by Section 6.02(B) of the Indenture shall be made only with the consent of the Lessee, and (ii) to the extent that an optional prepayment of the Certificates is permitted by the Indenture, they will each cooperate with the Lessee to implement, in addition to other prepayments permitted or required by this Agreement or the Lease, not more than one refunding of the Certificates (including, without limitation, the execution, delivery and/or provision of any appropriate additional or modified amendment, representation, warranty, certificate, opinion or other document that may reasonably be requested by the Lessee or any other person in connection with such refunding and are reasonably satisfactory to, and in their judgment not adverse to the interests of, the Owner Participant and the Owner Trustee) at such interest rates and on such other terms as may be satisfactory to the Lessee and at the expense of the Lessee, provided that (x) such refunding shall satisfy
                                  --------
the requirements set forth in Section 3(e) of the Lease, (y) the outstanding principal amount of the Certificates shall not be changed in any such refunding transaction and (z) all payments of Basic Rent and all payments relating to the Certificates shall always be U.S. dollar denominated. Notwithstanding anything herein to the contrary, no refunding will be permitted unless the Owner Participant shall have received at least 3 Business Days prior written notice of the closing date of such refunding, the Owner Participant shall have been provided such longer period required for a reasonable opportunity to review the relevant documentation and the Owner Participant shall have determined in good faith that neither it nor the Owner Trustee shall suffer any loss or expense or bear any increased risk as a result of such refunding (including, without limitation, any risk with respect to taxes or other adverse consequences to the Owner Participant including the application of Revenue Procedures 75-21 and 75-28 and Section 467 of the Code (to the extent the original rent structure under the Lease complied with Revenue Procedures 75-21 and 75-28 and Section 467 of the Code on the Closing Date, it being understood that, to the extent that the original rent structure complied on the Closing Date with any grandfather or similar provisions in any regulations under Section 467 or other administrative pronouncement interpreting Section 467, such structure shall be deemed to have been in compliance with Section 467 on the Closing Date)) for which it has not been or will not have been indemnified by the Lessee in a manner satisfactory in all respects to the Owner Participant.

          (b) The Lessee hereby agrees to pay on an after-tax basis all reasonable fees and out-of-pocket expenses (including without limitation, reasonable fees and expenses of counsel) incurred by the Owner Participant, the Owner Trustee, and the Indenture Trustee in connection with any refunding or amendment pursuant to this Section 20.

           (c) The Lessee agrees that neither it nor any of its Affiliates shall at any time purchase or hold certificates issued pursuant to Section 20(a) hereof ("Refunding Certificates") other than Refunding Certificates scheduled to mature within the twelve month period beginning on the date of such purchase but in no event shall the Lessee and its Affiliates hold at any one time Refunding Certificates representing more than 5% of the Refunding Certificates then outstanding (including such Refunding Certificates held by the Lessee and its Affiliates). To the extent any installment of Basic Rent due is to be applied in redemption of outstanding Refunding Certificates, maturing on a Basic Rent payment date, the Lessee shall have the right but not the obligation to either
(i) deliver to the Indenture Trustee for cancellation, in payment of a like amount of Basic Rent, a principal amount of Refunding Certificates not exceeding the principal amount of Refunding Certificates maturing on such date or (ii) if such an optional redemption is permitted under the terms of any Refunding Certificate, have Refunding Certificates held by it in a principal amount not exceeding the principal amount of Refunding Certificate to be redeemed on such date redeemed in priority to all other Refunding Certificates.

          (d)  [Intentionally Omitted]

          (e) In the case of a refunding involving a public offering of debt securities, (1) the offering materials (including any registration statement) for the refunding transaction shall describe the Owner Participant and the Owner Trustee, and the terms of the transaction among the Owner Participant, the Owner Trustee and the Lessee, only to the extent required by applicable United States federal and state securities laws, and such offering materials shall be otherwise reasonably acceptable to the Owner Participant and the Owner Trustee to the extent such materials describe the Owner Participant or the Owner Trustee or the terms of the transaction among the Owner Participant, the Owner Trustee and the Lessee, but such offering materials shall not include any financial information about the Owner Participant and (2) the structure of the offering shall be reasonably satisfactory to the Owner Participant from a tax point of view.

          (f) No refunding pursuant to this Section 20 shall permit any floating rate debt to be outstanding at any time after September 30, 1999.

          (g) The Lessee, the Indenture Trustee, the Owner Trustee and the Owner Participant each agree to execute any document necessary or advisable to implement Section 20 of this

Agreement (including, without limitation, the execution, delivery and/or provision of any appropriate additional or modified amendment, representation, warranty, certificate, opinion or other document that may reasonably be requested by the Lessee or any other person).

          Section 21.  Compliance.  Notwithstanding any provision herein or
                       -----------
elsewhere contained to the contrary, it is understood and agreed among the parties hereto that the transactions contemplated by this Participation Agreement, the Lease, the Indenture and the other Operative Documents are expressly intended to be, shall be and should be construed so as to be, entitled to the full benefits of 11 U.S.C. Section 1110, as amended from time to time, and any successor provision thereto.

          Section 22.  Certain Investments.  Notwithstanding any other provision
                       --------------------
of the Operative Documents, to the extent that funds are available for investment pursuant to the Indenture or the Lease on the last Business Day of any year, such funds shall be invested only in Permitted Investments of the types specified in subparagraphs (a) and (b) of Section 24 of the Lease until January 2 of the following year, at which time Section 24 of the Lease will govern the investment of such funds. The Indenture Trustee in its individual capacity, the Owner Trustee in its individual capacity and as Owner Trustee and the Lessee agree to cause compliance with the foregoing instructions.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.


                                                DELTA AIR LINES, INC.




                                                By______________________________
                                                  Title:






                                                WILMINGTON TRUST COMPANY,
                                                   not in its individual
                                                   capacity, except as
                                                   otherwise expressly
                                                   provided herein, but
                                                   solely as Owner Trustee



                                                By______________________________
                                                  Title:


                                                THE BANK OF NEW YORK,
                                                   not in its individual
                                                   capacity, except as
                                                   otherwise expressly
                                                   provided herein, but
                                                   solely as Indenture
                                                   Trustee


                                                By_____________________________
                                                  Title:



                                                ___________________________


                                                By______________________________
                                                  Title:

                                                THE MITSUBISHI TRUST AND
                                                BANKING CORPORATION, NEW
                                                YORK BRANCH


                                                By______________________________
                                                  Title:






                                                THE BANK OF NEW YORK,
                                                   not in its individual
                                                   capacity, except as
                                                   otherwise provided
                                                   herein, but solely as
                                                   Pass Through Trustee


                                                By:_____________________________
                                                   Title:

                                  SCHEDULE A
                                      to
                            Participation Agreement
                                (Delta 1994-1)


                               PARTICIPANT INFORMATION



Item 1.   Owner Participant's Commitment: 20% of Lessor's Cost

Item 2.   Indenture Trustee's Commitment (on behalf of the
          Holders):  80% of Lessor's Cost

Item 3:   Bank Account of Owner Trustee:
          Citibank, N.A.
          399 Park Avenue
          New York, New York
               Account of Wilmington Trust Company
               (Account Number 00-16-1728)

Item 4:   Lessor's Cost is $99,500,000

Item 5:   EBO Date is [_____________]

Item 6:   EBO Percentage is _____%

                        NOTICE AND PAYMENT INSTRUCTIONS
                         RELATING TO OWNER PARTICIPANT


________________________
Mailing Address:
________________________
________________________
Attention: _____________

With copies to
--------------

Dewey Ballantine
1301 Avenue of the Americas
New York, New York 10019
Attention:     Ira Palgon
Telephone:     (212) 259-8000
Telecopy:      (212) 259-6333

Addresses and Instructions for Payments and Notices:

          All payments for the Owner Participant shall be made by wire transfer of immediately available funds to Bank of America
(ABA 121000358), 1850 Gateway Blvd., Concord, California 94520,
Account No. 04118-02311 in the name of:  ________________________
Treasury Account, Attention: Becky Hanpen, with sufficient information to identify the source and application of such funds.

                                     SCHEDULE C
                                         to
                               Participation Agreement
                                   (Delta 1994-1)


                        PASS THROUGH CERTIFICATE INFORMATION


1.   Delta Air Lines 1996 Pass Through Certificates, Series A1
     Equipment Trust Certificate 1996-A1

          Interest Rate: ____________
          Maturity: __________________
          Principal Amount: $_________


2.   Delta Air Lines 1996 Pass Through Certificates, Series A2
     Equipment Trust Certificate 1996-A2

          Interest Rate: _____________
          Maturity: __________________
          Principal Amount: $_________

                                   ANNEX II

                                      to

                            Participation Agreement
                                (Delta 1994-1)

                               Notice Addresses:



Delta Air Lines, Inc.:                Chief Financial Officer
                                      Delta Air Lines, Inc.
                                      Department 804
                                      Hartsfield Atlanta
                                        International Airport
                                      Atlanta, Georgia  30320

                                      with a copy to the
                                      General Counsel at the
                                      same address
                                      Telecopier:  (404) 715-2233

Wilmington Trust Company,
  as Owner Trustee:                   1100 North Market Street
                                      Rodney Square North
                                      Wilmington, Delaware
                                        19890-0001
                                      Attention: Corporate Trust
                                         Administration
                                      Telecopier:  (302) 651-8882

The Bank of New York, as
  Indenture Trustee and
  as Pass Through Trustee:            101 Barclay Street
                                      New York, New York  10286
                                      Attention:  Corporate Trust -
                                        Corporate Finance Group
                                      Telecopier:  (212) 815-5915

                                      With a Copy To:

                                      BNY Business Center Inc.
                                      Corporate Trust
                                      100 Ashford Center North
                                      Suite 520
                                      Atlanta, Georgia  30338
                                      Attention: Corporate Trust
                                        Lease Administration
                                      Telecopier:  (770) 698-5195

________________________              _____________________________
                                      _____________________________
                                      _____________________________
                                      Telecopier:  ________________


The Mitsubishi Trust and Banking
  Corporation, New York Branch:       520 Madison Avenue
                                      New York, New York  10022
                                      Telecopier:  (212) 755-2349